UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Build-A-Bear Workshop, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Build-A-Bear Workshop, Inc.

1954 Innerbelt Business Center Drive

St. Louis, Missouri 63114

May 1, 2020

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Build-A-Bear Workshop, Inc. to be held at our World Bearquarters, 1954 Innerbelt Business Center Drive, St. Louis, MO 63114 on Thursday, June 11, 2020, at 10:00 a.m. Central Time.

At the meeting, you will be asked to elect three Directors; ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our current fiscal year; approve, by non-binding vote, executive compensation; approve our omnibus incentive plan; and transact such other business as may properly come before the meeting.

We have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need while conserving natural resources and lowering the cost of delivery. On or about May 1, 2020, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2020 Annual Meeting of Stockholders and fiscal 2019 Annual Report on Form 10-K. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

The formal Notice of Annual Meeting of Stockholders and proxy statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting. Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the Annual Meeting. You may vote via the Internet, as well as by telephone or by mailing the proxy card. Please review the instructions with the Notice or proxy card regarding each of these voting options.

While we intend to hold our Annual Meeting of Stockholders in person as scheduled, we are sensitive to public health concerns and recommendations that public health officials have issued in light of the evolving coronavirus (COVID-19) situation. We are actively monitoring this situation and the protocols that federal, state and local governments may impose. If it is not possible or advisable to hold our Annual Meeting of Stockholders in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If the Annual Meeting of Stockholders is held remotely, stockholders will have the same opportunity to participate in the meeting as they would at an in-person meeting. Please monitor Build-A-Bear Workshop’s press releases, which are posted on our website (www.buildabear.com), and Build-A-Bear Workshop’s SEC filings for updated information.

On behalf of management and our Board of Directors, thank you for your continued support of, and interest in, Build-A-Bear Workshop.

Sincerely,

Sharon John
President and Chief Executive Officer

Build-A-Bear Workshop, Inc.

1954 Innerbelt Business Center Drive

St. Louis, Missouri 63114

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 11, 2020

The 2020 Annual Meeting of Stockholders of BUILD-A-BEAR WORKSHOP, INC., a Delaware corporation (the “Company”), will be held at our World Bearquarters, 1954 Innerbelt Business Center Drive, St. Louis, MO 63114, on Thursday, June 11, 2020, at 10:00 a.m. Central Time, to consider and act upon the following matters:

1. to elect three Directors;

2. to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2020;

3. to approve, by non-binding vote, executive compensation;

4. to approve the Build-A-Bear Workshop, Inc. 2020 Omnibus Incentive Plan; and

5. to transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 15, 2020 are entitled to notice of and to vote at the Annual Meeting. As a stockholder of record, you are cordially invited to attend the meeting. Most stockholders have a choice of voting on the Internet, by telephone or by mail. Please refer to your Notice, proxy card or other voting instructions included with these proxy materials for information on the voting method(s) available to you. If you vote by Internet or telephone, you do not need to return your proxy card. If your shares are held in the name of a brokerage firm, bank or other nominee of record, follow the voting instructions you receive from such holder of record to vote your shares. We encourage you to vote via the Internet, as this is the most cost-effective method. Returning the proxy card, voting electronically, or voting telephonically will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Eric Fencl
Chief Administrative Officer, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2020

Build-A-Bear Workshop, Inc.’s Proxy Statement for the 2020 Annual Meeting of Stockholders and Annual Report on Form 10-K for the fiscal year ended February 1, 2020 are available at www.edocumentview.com/bbw

You may also obtain these materials free of charge through our website at www.buildabear.com.

BUILD-A-BEAR WORKSHOP, INC.

1954 Innerbelt Business Center Drive

St. Louis, Missouri 63114

 2020 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Build-A-Bear Workshop, Inc., a Delaware corporation (the “Company” or “Build-A-Bear Workshop”), to be voted at the 2020 Annual Meeting of Stockholders of the Company and any adjournment or postponement of the meeting. The meeting will be held at our World Bearquarters, 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114, on Thursday, June 11, 2020, at 10:00 a.m. Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and in this proxy statement. For your reference, directions to our Annual Meeting site are provided at Appendix A to this proxy statement.

ABOUT THE MEETING

Why Did I Receive This Proxy Statement?

Because you were a stockholder of the Company as of April 15, 2020 (the “Record Date”) and are entitled to vote at the Annual Meeting, the Board of Directors is soliciting your proxy to vote at the meeting.

This proxy statement summarizes the information you need to know to vote at the meeting. This proxy statement and form of proxy were first mailed or made available to stockholders on or about May 1, 2020.

What Am I Voting On?

You are voting on four items:

(a)	the election of three Directors;
(b)	the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2020;
(c)	the approval, by non-binding vote, of executive compensation; and
(d)	the approval of the Build-A-Bear Workshop, Inc. 2020 Omnibus Incentive Plan.

How Do I Vote?

Stockholders of Record: If you are a stockholder of record, there are four ways to vote:

(a)	by toll-free telephone at 1-800-652-8683;
(b)	by Internet at www.investorvote.com/BBW;
(c)	by completing and returning your proxy card in the postage-paid envelope provided; or
(d)	by written ballot at the meeting.

Street Name Holders: Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.” If your shares are held in street name you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or Internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Please note that brokers may no longer use discretionary authority to vote shares on the election of Directors, executive compensation matters, or equity compensation plan matters if they have not received instructions from their clients. Please vote your proxy so your vote can be counted.

Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What is the Deadline for Voting via Internet or Telephone?

Internet and telephone voting for stockholders of record is available through 11:59 p.m. Eastern Time on Wednesday, June 10, 2020 (the day before the Annual Meeting).

What Are the Voting Recommendations of the Board of Directors?

The Board recommends the following votes:

(a)	FOR the election of each of the three Director nominees;
(b)	FOR ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal 2020;
(c)	FOR the non-binding approval of executive compensation; and
(d)	FOR the approval of the Build-A-Bear Workshop, Inc. 2020 Omnibus Incentive Plan.

Unless you give contrary instructions on your proxy card, the persons named as proxy holders will vote your shares in accordance with the recommendations of the Board of Directors.

Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to Sharon John, Voin Todorovic and Eric Fencl to vote on such matters in their discretion.

Who Is Entitled to Vote at the Meeting?

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How Many Votes Do I Have?

You will have one vote for every share of Build-A-Bear Workshop common stock you owned on the Record Date.

How Many Votes Can Be Cast by All Stockholders?

15,491,289, consisting of one vote for each share of Build-A-Bear Workshop common stock outstanding on the Record Date. There is no cumulative voting.

How Many Votes Must Be Present to Hold the Meeting?

The holders of a majority of the aggregate voting power of Build-A-Bear Workshop common stock outstanding on the Record Date, or 7,745,645 votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What Vote Is Required to Approve Each Proposal?

In the election of Directors (Proposal 1), the affirmative vote of the majority of votes cast in person or by proxy with respect to a Director nominee’s election will be required for approval of each Director who is up for election, meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee. If any nominee for Director receives a greater number of votes “against” his or her election than votes “for” such election, our Director Resignation Policy requires that such person must promptly tender his or her resignation to the Board following certification of the vote. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of nominees.

For the proposals to (i) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2020 (Proposal 2), (ii) approve, by non-binding vote, executive compensation (Proposal 3), and (iii) approve the Build-A-Bear Workshop, Inc. 2020 Omnibus Incentive Plan (Proposal 4), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval, meaning that of the shares represented at the meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved. Abstentions will have the same effect as a vote “against” these proposals, and broker non-votes will have no effect on the vote for these proposals.

Please vote your proxy so your vote can be counted. This is particularly important since brokers may not use discretionary authority to vote shares in the election of Directors, executive compensation matters, or equity compensation plan matters if they have not received instructions from their clients. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to the matter and will therefore have no effect on the outcome of that matter.

Can I Change My Vote?

Yes. To change your vote, send in a new proxy card with a later date, cast a new vote by telephone or Internet, or send a written notice of revocation bearing a date later than the date of the proxy to the Company’s Corporate Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

How Can I Access the Company’s Proxy Materials and Annual Report Electronically Online?

This proxy statement and the 2019 Annual Report on Form 10-K are available at www.edocumentview.com/bbw.

Who Can Attend the Annual Meeting?

Any Build-A-Bear Workshop stockholder as of the Record Date may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

If you return a proxy card without indicating your vote, your shares will be voted as follows: (i) FOR the three nominees for Director named in this proxy statement (Proposal 1); (ii) FOR ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for fiscal 2020 (Proposal 2); (iii) FOR approval, by non-binding resolution, of executive compensation (Proposal 3); (iv) FOR approval of the Build-A-Bear Workshop, Inc. 2020 Omnibus Incentive Plan (Proposal 4); and (v) in accordance with the recommendation of management on any other matter that may properly be brought before the meeting and any adjournment of the meeting.

Proof of ownership of Build-A-Bear Workshop stock, as well as a valid form of personal identification (with picture), must be presented in order to attend the Annual Meeting.

What is “Householding” of Proxy Materials?

The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. The Company will deliver, promptly upon request, a separate copy of the proxy statement to any stockholder who is subject to householding. You can request a separate proxy statement by writing to the Company at Build-A-Bear Workshop, Inc., Attention: Corporate Secretary, 1954 Innerbelt Business Center Dr., St. Louis, Missouri 63114 or by calling the Company at (314) 423-8000. Once you have received notice from your broker or the Company that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company as noted above.

Who Pays for the Solicitation of Proxies?

The Company will bear the cost of the solicitation of proxies for the meeting. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses therefor will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally or by telephone, facsimile or other means by the Company’s officers, Directors and employees, without special compensation for such activities.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of the printed Proxy Statement and 2019 Annual Report on Form 10-K?

As permitted by SEC rules, we are making our proxy materials available to stockholders electronically via the Internet at www.edocumentview.com/bbw and on our Investor Relations website at https://ir.buildabear.com. On or about May 1, 2020, we will begin mailing the Notice of Internet Availability of Proxy Materials to our stockholders containing information on how to access our proxy materials online or request a printed copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials, then you will not receive a printed copy of our proxy materials unless you request a printed copy by following the instructions contained in such notice. Adopting this “notice and access” process allows us to reduce the overall costs, as well as the environmental impact, of printing and mailing our proxy materials and it could potentially decrease the possibility of delayed delivery of materials as a result of the COVID-19 pandemic.

VOTING SECURITIES

On the Record Date, there were 15,491,289 outstanding shares of the Company’s common stock (referred to herein as “shares”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of the Company’s shares as of April 15, 2020 (unless otherwise noted) by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares, (ii) each Director and Director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”), and (iv) all executive officers and Directors of the Company as a group. The table includes shares that may be acquired within 60 days of April 15, 2020 upon the exercise of stock options by employees or outside Directors and shares of restricted stock. Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and dispositive power over the shares that each of them beneficially owns. Except as indicated below, the address of each person or entity listed is c/o Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Dr., St. Louis, Missouri 63114. For the beneficial ownership of the stockholders owning 5% or more of the shares, the Company relied on publicly available filings and representations of the stockholders.

Name of Beneficial Owner	Amount and Nature of Shares of Common Stock Beneficially Owned(14)(15)	Percentage of Class
David L. Kanen(1)	1,477,123	9.5%
Dimensional Fund Advisors LP(2)	1,270,754	8.2%
Pacific Ridge Capital Partners, LLC(3)	902,873	5.8%
Sharon John(4)	859,936	5.4%
Pacifica Capital Investments, LLC(5)	835,796	5.4%
Jennifer Kretchmar(6)	191,019	1.2%
J. Christopher Hurt (7)	167,848	1.1%
Maxine Clark(8)	134,375	*
Sarah Personette (9)	38,227	*
Craig Leavitt (10)	34,601	*
Robert Dixon (11)	25,992	*
George Carrara (12)	15,529	*
All Directors and executive officers as a group (11 persons)(13)	3,425,153	21.7%

*	Less than 1.0%.

(1)

Represents an aggregate of 1,477,123 shares held by The Philotimo Fund, LP (“Philotimo”), Kanen Wealth Management, LLC (“KWM”) and David L. Kanen. KWM is the general partner of Philotimo and Mr. Kanen is the managing member of KWM. Philotimo has shared voting and dispositive power over 535,007 shares.  KWM has shared voting and dispositive power over 1,424,539 shares. Mr. Kanen has sole voting and dispositive power over 52,584 shares and shared voting and dispositive power over 1,424,539 shares. The principal address of Philotimo, KWM and Mr. Kanen is 5850 Coral Ridge Drive, Suite 309, Coral Springs, Florida 33076. All information regarding ownership by Philotimo, KWM and Mr. Kanen is based solely on a Schedule 13D/A filed by Philotimo, KWM and Mr. Kanen on September 20, 2019 and a Form 4 filed by Philotimo, KWM and Mr. Kanen on October 7, 2019. Each reporting person disclaims beneficial ownership of shares in which the reporting person has no pecuniary interest. Mr. Kanen reports no pecuniary interest in the reported shares other than the 52,584 shares over which he has sole voting and dispositive power. KWM reports no pecuniary interest in shares held in customer accounts that it manages. See “Proposal No. 1. Election of Directors—Related Party Transactions” for a description of the Cooperation Agreement between the Company and the reporting persons pursuant to which the reporting persons have agreed to certain standstill and voting cooperation obligations.

(2)

Represents 1,270,754 shares held by funds to which Dimensional Fund Advisors LP (“Dimensional”) serves as investment advisor. Dimensional has sole dispositive power over the shares reported and sole voting power over 1,207,181 shares. The principal address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746. All information regarding ownership by Dimensional is based solely on a Schedule 13G/A filed by Dimensional on February 12, 2020. Dimensional disclaims beneficial ownership of any such shares.

(3)

Represents 902,873 shares beneficially owned by Pacific Ridge Capital Partners, LLC (“Pacific Ridge”), over which Pacific Ridge has sole dispositive power.  Pacific Ridge has sole voting power over 774,813 shares. The principal address of Pacific Ridge is 4900 Meadows Rd., Suite 320, Lake Oswego, Oregon 97035. All information regarding ownership by Pacific Ridge is based solely on a Schedule 13G filed by Pacific Ridge on February 13, 2020.

(4)	Represents 202,029 shares of common stock, 235,952 restricted shares, and vested options to purchase 421,955 shares with exercise prices ranging from $6.56 to $20.80.
(5)

Represents 835,796 shares held by Pacifica Capital Investments, LLC (“Pacifica”), with respect to which Pacifica has sole dispositive power. Pacifica has sole voting power over 88,010 shares and shared voting power over 747,786 shares. The principal address of Pacifica is 3550 Lakeline Blvd., Suite 170, #1715, Leander, Texas 78641. All information regarding ownership by Pacifica is based solely on a Schedule 13F filed by Pacifica on February 3, 2020.

(6)	Represents 32,875 shares of common stock, 86,632 restricted shares, and vested options to purchase 71,512 shares with exercise prices ranging from $8.60 to $20.80.
(7)	Represents 21,448 shares of common stock, 86,181 restricted shares, and vested options to purchase 60,219 shares with exercise prices ranging from $8.60 to $20.47.
(8)

Represents 26,855 shares of common stock and 13,889 restricted shares owned directly by Ms. Clark, and 93,631 shares held by Smart Stuff, Inc. Ms. Clark controls the voting and/or dispositive power for the shares held by Smart Stuff, Inc. as its president and sole stockholder. Smart Stuff, Inc. was issued membership interests in the predecessor entity to the Company in 1997 in conjunction with the original founding of the business by Ms. Clark.

(9)	Represents 24,338 shares of common stock and 13,889 restricted shares.
(10)	Represents 18,108 shares of common stock and 16,493 restricted shares.
(11)	Represents 12,103 shares of common stock and 13,889 restricted shares.
(12)	Represents 15,529 restricted shares.
(13)	Includes 630,728 shares of restricted stock and vested options to purchase a total of 685,709 shares of common stock held by all Directors and executive officers in the aggregate.
(14)	No Director, Named Executive Officer or other executive officer beneficially owns shares that are pledged as security.
(15)	Share numbers include restricted stock granted to executive officers, including Named Executive Officers, on April 14, 2020 at a closing price of $2.04 per share.

PROPOSAL NO. 1. ELECTION OF DIRECTORS

The Company's Board of Directors presently has seven members, divided into three classes which as nearly as possible are equal in number. The classes have staggered three-year terms. As a result, only one class of Directors is elected at each Annual Meeting of our stockholders. Maxine Clark, Sharon John and Sarah Personette are Class I Directors and their terms will expire at the 2020 Annual Meeting. George Carrara and David Kanen are Class II Directors and their terms will expire at the 2021 Annual Meeting. Robert L. Dixon, Jr. and Craig Leavitt are Class III Directors and their terms will expire at the 2022 Annual Meeting. Currently, all of our Directors hold office until the Annual Meeting of stockholders at which their terms expire or until their successors are duly elected and qualified.

Under our Corporate Governance Guidelines, a Director may not stand for election or re-election after reaching the age of 73.

The Nominating and Corporate Governance Committee nominated the Class I Directors, Mses. Clark, John and Personette, to be re-elected to serve until the 2023 Annual Meeting of stockholders or until their successors are duly elected and qualified. Mses. Clark, John and Personette have each served on our Board of Directors for several years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NAMED NOMINEES

Proxies cannot be voted for a greater number of persons than the number of nominees named herein. Unless otherwise specified, all proxies will be voted in favor of the three nominees listed herein for election as Directors.

The Board has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or for good cause will not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies will be voted for a substitute nominee named by the Board of Directors and for the remaining nominees. Directors are elected by the affirmative vote of the majority of votes cast in person or by proxy with respect to a Director nominee’s election, provided, however, that, in accordance with the Company’s amended and restated bylaws, if the number of nominees exceeds the number of Directors to be elected at the meeting, then Directors shall be elected by the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting.

DIRECTORS

Set forth below are the names, ages, positions and brief accounts of the business experience for each of our Directors as of April 15, 2020. The biographies of each of the nominees and continuing Directors below contains information each Director has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she currently serves as a Director or has served as a Director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a Director, we also believe that all of our Director nominees and continuing Directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

Class I Directors — Terms Expiring in 2020 and Standing for Re-Election

Maxine Clark, 71, founded the Company in 1997 and served as our Chief Executive Bear until June 2013. She was our President from our inception in 1997 to April 2004 and served as Chairman of our Board of Directors from April 2000 until November 2011. She currently serves as Chief Executive Officer of the Clark-Fox Family Foundation. Prior to founding Build-A-Bear Workshop, Ms. Clark was the President of Payless ShoeSource, Inc. (“Payless”) from 1992 until 1996. Before joining Payless, Ms. Clark spent over 19 years in various divisions of The May Department Stores Company in areas including merchandise development, merchandise planning, merchandise research, marketing and product development. Ms. Clark serves on the Board of Directors of Foot Locker, Inc., and formerly served on the Board of Directors of J. C. Penney Company, Inc., both publicly traded retail companies. She formerly served on the Board of Directors of The Gymboree Corporation, a formerly publicly reporting retail company, and she currently serves on the Board of Advisors of Lewis & Clark Ventures, a St. Louis-based private equity firm. Ms. Clark is a member of the Board of Trustees and the Executive Committee of Washington University in St. Louis, serves on the national Board of Directors of the Public Broadcasting Service (PBS), and serves on the Boards of Directors of Barnes-Jewish Hospital in St. Louis, the Goldfarb School of Nursing at Barnes-Jewish College, and the St. Louis Regional Educational and Public Television Commission (KETC/Channel 9 Public Television). She is also a Managing Partner of Prosper Women’s Capital, a fund created to invest in women-owned businesses in the St. Louis area. Ms. Clark is Past Chair of Teach for America-St. Louis and a past member of its national Board of Trustees. She is a past trustee of the International Council of Shopping Centers and a member of the Committee of 200, an organization for women entrepreneurs around the world. Ms. Clark has a bachelor’s degree from the University of Georgia, an Honorary Doctor of Laws from Saint Louis University and an honorary Doctor of Humane Letters—Education from the University of Missouri, St. Louis.

Ms. Clark has extensive leadership and executive experience in the retail industry, which includes founding and leading Build-A-Bear Workshop. She has nearly 40 years of experience in the areas of marketing, merchandising, store operations, digital technology, entertainment, strategic planning, and real estate. With this experience, along with her service on the Boards of Directors of other publicly traded retail companies, she brings to the Build-A-Bear Workshop Board of Directors highly relevant and valuable insights and perspectives on all aspects of the Company’s retail and entertainment business.

Sharon John, 56, was appointed to the Board of Directors on June 3, 2013 in connection with her employment as Chief Executive Officer and Chief President Bear of the Company. From January 2010 through May 2013, Ms. John served as President of Stride Rite Children’s Group LLC, a division of Wolverine World Wide, Inc., which designs and markets footwear for children. From 2002 through 2009, she held positions of broadened portfolio and increased responsibility at Hasbro, Inc., a multinational toy and board game company, including as General Manager & Senior Vice President of its U.S. Toy Division from 2006 to 2008 and General Manager & Senior Vice President of its Global Preschool unit from June 2008 through 2009. Ms. John also founded and served as Chief Executive Officer of Checkerboard Toys, served as Vice President, U.S. Toy Division with VTech Industries, Inc., and served in a range of roles at Mattel, Inc. She started her career in advertising, overseeing accounts such as Hershey’s and the Snickers/M&M Mars business. Ms. John serves on the Board of Directors of Jack in the Box Inc., a publicly traded restaurant company. Ms. John holds a Bachelor of Science Degree in Communications from the University of Tennessee at Knoxville and a Master of Business Administration from Columbia University. She resides in St. Louis, Missouri with her husband and three children.

In her various executive management positions, Ms. John gained extensive experience in all aspects of retail branding, including children's brands, marketing to moms and kids, and licensing, product development and innovation expertise. With this background, Ms. John provides Build-A-Bear Workshop with highly relevant and valuable insights and perspectives in leading businesses, strategic planning, brand building, marketing, licensing, merchandising, and retail operations.

Sarah Personette, 41, was appointed to our Board of Directors on February 23, 2016. Since October 2018, Ms. Personette has been Global Vice President of Twitter Client Solutions. From January 2018 to October 2018, Ms. Personette served as Chief Operations Officer of Refinery29, a digital-media and entertainment company for young women. From 2014 through 2017, she served as the Vice President of Facebook, Inc.’s Global Business Marketing team, responsible for providing clients with innovative and effective marketing solutions for their businesses. Prior to rejoining Facebook in 2014, she led Universal McCann Worldwide, Inc.’s agency operations in the United States where, as President of the creative media agency, she oversaw strategy, analytics, custom content, cross-channel buying and planning, and business development. Before joining Universal McCann in 2013, Ms. Personette built and led Facebook’s Global Agency team where from 2011 to 2013 she led the combination of creative and strategic thinking behind turning cross‐channel campaigns into those fueled by digital insights. She previously served as Senior Vice President at Starcom Mediavest Group, leading the Mars Wrigley agency of record. Ms. Personette was recently inducted into the American Advertising Federation’s Advertising Hall of Achievement and, in 2014, she was named one of Advertising Age magazine’s top “40 Under 40” marketing stars. In addition to being a Rotary International Paul Harris Fellow, she serves on the Boards of Advertising Women of New York, Northwestern University’s Regional Board, the Reisenbach Foundation, the Angelight Foundation, and the Social Impact for the Ad Council. She resides in New Jersey, holds a degree from Northwestern University, and is a proud wife and mother of two.

Ms. Personette has extensive sales and marketing experience, and she has helped numerous companies in a variety of industries formulate and implement innovative sales and marketing strategies. Ms. Personette brings to Build-A-Bear Workshop valuable and relevant insights regarding sales, marketing and other strategic and operational matters.

Class II Directors — Terms Expiring in 2021

George Carrara, 51, was appointed to our Board of Directors on July 26, 2019.  He is the former President and Chief Operating Officer of Kate Spade & Company, a formerly publicly traded operator of global, multichannel lifestyle brands (“Kate Spade”) (formerly Liz Claiborne Inc. and Fifth & Pacific Companies, Inc.), serving in this role from February 2014 to December 2017 when the company was sold to Coach, Inc. Mr. Carrara oversaw Strategy and Business Development, Investor Relations, Supply Chain, E-commerce, Finance, Global Operations and Information Technology. He served as Chief Financial Officer and Chief Operating Officer of Kate Spade from April 2012 to February 2014. He worked for Tommy Hilfiger North America from 1999 through the sale of the company in 2011 and served in various senior positions, including as Chief Operating Officer from 2006 to 2011; Executive Vice President of U.S. Operations - Wholesale and Retail from 2004 to 2005; Chief Operating Officer and Chief Financial Officer of wholesale operations from 2003 to 2004; and Chief Financial Officer for the Jeans division from 1999 to 2003.  Prior that, Mr. Carrara served as Chief Financial and Operating Officer for Mirage Apparel Group. He began his career in the Entrepreneurial Services & Consumer Product Groups at Price Waterhouse, is a Certified Public Accountant and received a Bachelor of Science Degree from the Wharton School. Since departing Kate Spade, Mr. Carrara has served in various advisory roles in the retail, fashion and e-commerce sectors.

Throughout his career, Mr. Carrara has obtained extensive operational as well as commercial, financial and accounting expertise and leveraged these skills to manage transformations and create shareholder value. During his tenure as President and Chief Operating Officer of Kate Spade, he gained expertise in store operations, digital, supply chain, investor relations, international expansion, business development, and strategic planning. In various senior finance and operations roles prior to that, Mr. Carrara obtained extensive financial planning, treasury, technology, logistics and accounting experience. Mr. Carrara qualifies as an “audit committee financial expert” as such term is defined under applicable SEC rules. In addition, given his experience with other consumer-focused businesses, Mr. Carrara provides valuable insights and perspectives regarding the financing and operation of the Company’s business.

David Kanen, 54, was appointed to our Board of Directors on July 26, 2019.  Mr. Kanen is the President and Portfolio Manager of Kanen Wealth Management, LLC (“KWM”), a registered investment adviser that he founded in 2016. He served as Senior Vice President Investments of Aegis Capital from 2012 to 2016.  From 1988 to 2012, Mr. Kanen worked for several brokerage firms as an institutional securities broker, including A.G. Edwards & Sons, Inc. from 1992 to 2004, where he worked as a wealth manager/broker and managed several retail and institutional accounts, including hedge funds that focused on value investing. Mr. Kanen serves as the non-executive Chairman of the Board of Directors of BBQ Holdings, Inc., a publicly traded chain of barbecue restaurants that include Famous Dave’s of America, Inc. and Granite City Food and Brewery, and as a member of the Board of Directors of U.S. Auto Parts Network, Inc., a publicly traded online provider of automotive aftermarket parts and repair information.

As an institutional securities broker and later as the managing member of a registered investment advisor, Mr. Kanen obtained extensive expertise in financial analysis and investments. He brings to the Build-A-Bear Workshop Board of Directors insights on financing issues and capital allocation. As a representative of the Company’s largest stockholder, he also provides insights from an institutional shareholder perspective.

KWM is the general partner of The Philotimo Fund, LP (“Philotimo”) and is currently the Company’s largest stockholder. Collectively, Mr. Kanen, KWM and Philotimo own nearly 10% of the Company’s outstanding shares. Mr. Kanen was appointed to the Board in connection with entry into the Cooperation Agreement between the Company, Mr. Kanen, KWM and Philotimo. See “Related Party Transactions” for additional information.

Class III Directors — Terms Expiring in 2022

Robert L. Dixon, Jr., 64, was appointed to our Board of Directors on February 12, 2018.  Mr. Dixon has been the owner of The RD Factor, Inc., a digital and information technology consulting business, since December 2016. Mr. Dixon served as Global Chief Information Officer and Senior Vice President of PepsiCo, Inc. (“PepsiCo”), a publicly traded global food and beverage company, from November 2007 until April 2016 and as Senior Vice President until December 2016. Prior to joining PepsiCo, Mr. Dixon held various positions with The Procter & Gamble Company, a publicly traded consumer household products company, since 1977, including Vice President of Global Business Services from 2005 until 2007. Mr. Dixon serves on the Board of Directors of Anthem, Inc., a publicly traded health benefits company, and Okta, Inc., a publicly traded software services company. He also serves on the Georgia Institute of Technology Board of Trustees, College of Engineering Advisory Board, College of Computing Advisory Board, and the President’s Advisory Board. He previously served on the CIO Advisory Board for International Business Machines Corporation. Mr. Dixon holds a Bachelor of Science Degree in Electrical Engineering from The Georgia Institute of Technology. He and his wife reside in Atlanta, Georgia.

Having served as Global Chief Information Officer of a large public company and through his service on the CIO advisory board for another large public company, Mr. Dixon has extensive technology experience. He also has significant marketing experiences through his senior positions at two large public companies, both of which have global retail consumer product focus. As a member of the Board of Directors of other publicly traded companies, he has gained highly relevant corporate governance experience.

Craig Leavitt, 59, was appointed to the Board of Directors on January 4, 2018 and serves as our Non-Executive Chairman.  He served as Chief Executive Officer and Director of Kate Spade & Company, a formerly publicly traded operator of global, multichannel lifestyle brands, from February 2014 until August 2017 when the company was sold to Coach, Inc.  From October 2010 until February 2014, he was Chief Executive Officer of Kate Spade New York, a division of Fifth & Pacific Companies, Inc.  Mr. Leavitt also served as Co-President and Chief Operating Officer of Kate Spade, LLC from April 2008 through October 2010. Prior to joining Kate Spade, LLC, Mr. Leavitt was President of Global Retail at Link Theory Holdings, where he had total responsibility for merchandising, operations, planning, allocation and real estate for the Theory and Helmut Lang retail businesses. Previously, Mr. Leavitt spent several years at Diesel, S.p.A., an Italian retail clothing company, having most recently served as Executive Vice President of Sales and Retail. Mr. Leavitt also spent 16 years at Polo Ralph Lauren, where he held positions of increasing responsibility, the last being Executive Vice President of Retail Concepts. Since leaving Kate Spade, Mr. Leavitt devotes his time to service on Boards of Directors as follows. Mr. Leavitt serves on the Board of Directors of Gildan Activewear, Inc., a publicly traded manufacturer of apparel; Euromarket Designs, Inc., doing business as Crate and Barrel, a company that owns and operates housewares, furniture and home accessories stores in North America and through franchisees internationally; HDS Global, a grocery and general merchandise e-commerce delivery service; and NEST Fragrances, LLC, a distributor of home scents, eau de parfums, and fragranced body care products. He also serves on the Board of Directors of The Roundabout Theater Company, one of the largest nonprofit theatre companies in the United States.   Mr. Leavitt holds a Bachelor of Arts from Franklin & Marshall College. Mr. Leavitt resides in New York.

During his career in the retail industry, Mr. Leavitt has gained extensive experience in the areas of strategic planning, product development and innovation, marketing, store operations, and real estate. His background, including his service as Chief Executive Officer and Director of a publicly traded company, allows him to provide to our Board of Directors insights and perspectives regarding strategic planning, leadership, stockholder relations, business operations, brand management, marketing, and business development.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Company’s Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, the Company’s senior management. There are three standing committees of the Board of Directors: the Audit Committee, the Compensation and Development Committee, and the Nominating and Corporate Governance Committee.

COMMITTEE CHARTERS, CORPORATE GOVERNANCE GUIDELINES, BUSINESS CONDUCT POLICY AND CODE OF ETHICS

The Board of Directors has adopted charters for all three of its standing Committees. The Board has also adopted Corporate Governance Guidelines, which set forth the obligations and responsibilities of the Directors with respect to independence, meeting attendance, compensation, re-election, orientation, self-evaluation, and stock ownership. The Board of Directors has also adopted a Business Conduct Policy which applies to all of the Company’s Directors and employees, and a Code of Ethics Applicable to Senior Executives, which applies to the Company’s senior executives, including the principal executive and financial officers, and the controller. Copies of the Committee charters, Corporate Governance Guidelines, Business Conduct Policy and Code of Ethics Applicable to Senior Executives can be found in the Corporate Governance section on the Company’s Investor Relations website at http://ir.buildabear.com (information on our website does not constitute part of this proxy statement). The Company intends to comply with the amendment and waiver disclosure requirements of applicable Form 8-K rules by posting such information on its website. The Company will post any amendments to the Committee charters, Corporate Governance Guidelines, Business Conduct Policy and Code of Ethics Applicable to Senior Executives in the same section of the Company’s website and these documents are also available in print to stockholders and interested parties upon written request delivered to Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Dr., St. Louis, Missouri 63114. Each of our Directors, executive officers, Bearquarters associates, and store management signs our Business Conduct Policy on an annual basis to ensure compliance. In addition, each of our executives signs our Code of Ethics Applicable to Senior Executives each year to ensure compliance.

Board Leadership Structure

The Board has separated the role of Chairman from the role of Chief Executive Officer in recognition of the current demands of the two roles. While the Non-Executive Chairman organizes Board activities to enable the Board to effectively provide guidance to and oversight and accountability of management, the Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company. The Non-Executive Chairman creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board; provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions; and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his responsibilities, the Non-Executive Chairman preserves the distinction between management and Board oversight by (i) ensuring that management develop corporate strategy and risk management practices, and (ii) focusing the Board to review and express its judgments on such developments.

The Board believes this structure provides an efficient and effective leadership model for the Company. To assure effective independent oversight, the Board has adopted a number of governance practices, including:

•	A strong, independent, clearly-defined Non-Executive Chairman role;
•	Executive sessions of the independent Directors before or after every regular Board meeting; and
•	Annual performance evaluations of the Chief Executive Officer by the independent Directors.

The responsibilities of the Non-Executive Chairman include: (i) collaborating with the Board and the Chief Executive Officer to determine Board meeting agendas; (ii) presiding at all meetings of the Board, including executive sessions of the independent Directors; (iii) facilitating communication with independent Directors, including strategy updates; (iv) serving as principal liaison between the independent Directors, the Chief Executive Officer, and the Company’s management; (v) collaborating with the Board on Chief Executive Officer succession planning; (vi) collaborating with the Board regarding the retention of outside advisors and consultants who report directly to the Board when necessary; and (vii) if requested by stockholders, ensuring that he or she is available, when appropriate, for consultation and direct communication. The Non-Executive Chairman collaborates with the Board and the Chief Executive Officer to set strategic goals for the Company and develop plans to implement those goals.

Stockholders or interested parties can contact the Non-Executive Chairman, Craig Leavitt, in writing c/o Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Dr., St. Louis, Missouri 63114.

Meeting Attendance

The Board of Directors met eleven times in fiscal 2019 for regular and special meetings. All Directors attended at least 75% of the aggregate number of meetings of the Board and committees on which they served except for Ms. Personette. She attended all regular meetings of the Board and committee meetings on which she served, but, due to previously scheduled commitments, she was unable to attend several special meetings and, as a result, her attendance was 70% of the aggregate number of meetings of the Board and committees on which she served. While the Company does not have a formal policy requiring members of the Board to attend the Annual Meeting, the Company encourages all Directors to attend. All of our current Directors who were serving as Directors at the time of our 2019 Annual Meeting attended the meeting except for Mr. Dixon who was unable to attend for medical reasons. All Directors plan to attend the 2020 Annual Meeting.

The members, primary functions and number of meetings held for each of the Committees are described below.

Audit Committee

The members of the Audit Committee are George Carrara (Chair), Maxine Clark, Robert Dixon and Craig Leavitt.

The Audit Committee reviews the independence, qualifications and performance of our independent auditors, and is responsible for recommending the initial or continued retention of, or a change in, our independent auditors and setting compensation of the independent auditors. The Committee reviews and discusses with our management and independent auditors our financial statements and our annual and quarterly reports, as well as the quality and effectiveness of our internal control procedures, critical accounting policies, implementation of new accounting standards, and significant regulatory or accounting initiatives.

The Committee discusses with management earnings press releases, the Company’s use and policies relating to non-GAAP measures and required disclosures, the Company’s major financial risk exposures, and cybersecurity risks. Furthermore, the Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal control or auditing matters. The Committee approves the audit plan and staffing, duties and performance of the internal audit function. Periodically throughout each year, the Committee meets separately in executive session with management, the independent accountants, and the Company’s internal auditors to discuss any matters that the Committee or any of these groups believe should be discussed privately.

In fulfilling its responsibilities, the Committee reports regularly to the Board regarding its activities, reviews and reassesses the adequacy of its charter on an annual basis, and performs an annual self-evaluation of Committee performance. The Audit Committee held eight meetings in fiscal 2019.

Compensation and Development Committee

The members of the Compensation and Development Committee are George Carrara, David Kanen, Craig Leavitt (Chair) and Sarah Personette.

The Compensation and Development Committee is responsible for evaluating and approving the Company’s overall compensation philosophy and policies and consults with management regarding the Company’s executive compensation program. The Committee makes recommendations to the Board of Directors regarding compensation arrangements for our executive officers, including annual salary, bonus and long-term incentive awards, and is responsible for reviewing and making recommendations to the Board regarding the compensation of the Company’s Directors. As part of its duties, the Committee oversees and administrates the Company’s employee benefit and incentive compensation plans and programs, including the establishment of certain applicable performance criteria and assessment of risks associated with those plans and programs. The Committee also reviews and assesses the adequacy of the Company’s stock ownership and retention guidelines for senior executives. The Committee reviews the company’s employee diversity and inclusion policies, programs and initiatives and its human resources strategies and initiatives. For additional information on the Committee’s processes, please see the “Executive Compensation” section of this proxy statement.

The Committee reports regularly to the Board regarding its activities, reviews and reassesses the adequacy of its charter on an annual basis and conducts an annual self-evaluation of Committee performance. The Compensation and Development Committee held six meetings in fiscal 2019.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Maxine Clark, Robert Dixon (Chair), and Sarah Personette.

The Nominating and Corporate Governance Committee establishes criteria for membership of the Company’s Board of Directors and its committees and selects and nominates candidates for election or re-election as Directors at the Company’s Annual Meeting. Additionally, the Committee determines the composition, nature and duties of the Board committees and oversees the Board and committee self-evaluation processes.

The Committee is also responsible for reviewing and making recommendations to the Board regarding the Company’s Corporate Governance Guidelines, whistleblower policy and ethics codes.

The Committee reports regularly to the Board regarding its activities, reviews and reassesses the adequacy of its charter on an annual basis and conducts an annual self-evaluation of Committee performance. The Nominating and Corporate Governance Committee held six meetings in fiscal 2019.

Risk Oversight by the Board

It is management’s responsibility to assess and manage the various risks the Company faces. It is the Board’s responsibility to oversee management in this effort. In exercising its oversight, the Board has allocated some areas of focus to its committees and has retained areas of focus for itself, as more fully described below.

Management generally views the risks the Company faces as falling into the following categories: strategic, operational, financial, and compliance. The Board as a whole has oversight responsibility for the Company’s strategic and operational risks. Throughout the year, the Chief Executive Officer and other members of senior management discuss these risks with the Board during reviews that focus on a particular function.

The Audit Committee has oversight responsibility for financial risk (such as accounting, finance, internal controls and tax strategy). Oversight responsibility for compliance risk is shared among the Board committees. For example, the Audit Committee oversees compliance with finance and accounting laws and policies; the Compensation and Development Committee oversees compliance with the Company’s executive compensation plans and related laws and policies; and the Nominating and Corporate Governance Committee oversees compliance with governance-related laws and policies, including the Company’s Corporate Governance Guidelines and ethics codes. In addition, the Audit Committee receives regular briefings from our Chief Financial Officer, Senior Managing Director of Technology, and outside experts on cybersecurity risks and cyber risk oversight. During these meetings, the Audit Committee and management discuss these risks, risk management activities and efforts, best practices, lessons learned from incidents at other companies, the effectiveness of our security measures, and other related matters.

BOARD MEMBER INDEPENDENCE AND COMMITTEE MEMBER QUALIFICATIONS

The Board of Directors annually determines the independence of Directors based upon a review conducted by the Nominating and Corporate Governance Committee and the Board of Directors. No Director is considered independent unless he or she has no material relationship with the Company, either directly or as a partner, stockholder, family member, or officer of an organization that has a material relationship with the Company. All Directors identified as independent in this proxy statement meet the categorical standards adopted by the Board of Directors to assist it in making determinations of Director independence. On an annual basis, each Director and Named Executive Officer is obligated to complete a Director and Officer Questionnaire. Additionally, our Directors are expected to disclose any matters that may arise during the course of the year which have the potential to impair independence.

The Board has determined that, in its judgment as of the date of this proxy statement, each of the non-management Board members (including all members of the Audit, Nominating and Corporate Governance, and Compensation and Development Committees) are independent Directors, as defined by our Corporate Governance Guidelines and Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual. Accordingly, Maxine Clark, George Carrara, Robert Dixon, David Kanen, Craig Leavitt and Sarah Personette are all independent Directors, as defined by our Corporate Governance Guidelines and Section 303A of the NYSE Listed Company Manual. In making these determinations, the Board of Directors has reviewed all transactions and relationships between each Director (or any member of his or her immediate family) and the Company, including transactions and relationships described in the Directors’ responses to Director and Officer Questionnaires regarding employment, business, family, consulting, accounting, charitable and other relationships with the Company and its management, as well as those disclosed pursuant to Item 404(a) of Regulation S-K as described in “Related Party Transactions” in this proxy statement. As a result of this review, the Board concluded, as to each non-management Director, that no relationship exists which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

In determining Ms. Clark’s independence and in addition to the evaluation noted above, the Board considered Ms. Clark’s past employment as Chief Executive Bear and concluded that because nearly seven years have passed since her retirement from this position and the Company has experienced significant executive turnover from that time, she is independent under both the Company’s Corporate Guidelines and applicable NYSE standards.

In addition, the Board also determined that each member of the Audit Committee (George Carrara, Maxine Clark, Robert Dixon and Craig Leavitt) is independent under the heightened Audit Committee independence requirements included in Section 303A of the NYSE Listed Company Manual and the SEC rules. Moreover, each member of the Audit Committee is financially literate, and at least one such member (George Carrara) has accounting or related financial management expertise as required in Section 303A of the NYSE Listed Company Manual. Furthermore, the Board determined that George Carrara qualifies as an “audit committee financial expert” as such term is defined under applicable SEC rules. Finally, each member of the Compensation and Development Committee (George Carrara, David Kanen, Craig Leavitt and Sarah Personette) is independent under the heightened Compensation Committee independence requirements included in Section 303A of the NYSE Listed Company Manual, is a “non-employee director” pursuant to SEC Rule 16b-3.

RELATED PARTY TRANSACTIONS

In addition to annually reviewing the independence of our Directors, the Company also maintains strict policies and procedures for ensuring that our Directors, executive officers and employees maintain high ethical standards and avoid conflicts of interest. Our Business Conduct Policy prohibits any direct or indirect conflicts of interest and requires any transactions which may constitute a potential conflict of interest to be reported to the Nominating and Corporate Governance Committee. Our Code of Ethics applicable to Senior Executives requires our leadership to act with honesty and integrity, and to disclose to the Nominating and Corporate Governance Committee any material transaction that reasonably could be expected to give rise to actual or apparent conflicts of interest.

Our Nominating and Corporate Governance Committee has established written procedures for the review and pre-approval of all transactions between us and any related parties, including our Directors, executive officers, nominees for Director or executive officer, 25% stockholders and immediate family members of any of the foregoing. Specifically, pursuant to our Business Conduct Policy and Code of Ethics, any Director or executive officer intending to enter into a transaction with the Company must provide the Nominating and Corporate Governance Committee with all relevant details of the transaction. The transaction will then be evaluated by the Nominating and Corporate Governance Committee to determine if the transaction is in our best interests and whether, in the Committee’s judgment, the terms of such transaction are at least as beneficial to us as the terms we could obtain in a similar transaction with an independent third party. In order to meet these standards, the Nominating and Corporate Governance Committee may conduct a competitive bidding process, secure independent consulting advice, engage in its own fact-finding, or pursue such other investigation and fact-finding initiatives as may be necessary and appropriate in the Committee’s judgment.

Cooperation Agreement with David Kanen and Affiliates

David Kanen, one of our Directors, serves as the managing member of KWM, and KWM is the general partner of Philotimo. Collectively, Mr. Kanen, KWM and Philotimo are the Company’s largest stockholders and currently own nearly 10% of the Company’s outstanding shares of common stock. As previously disclosed in the Company’s current report on Form 8-K filed with the SEC on July 29, 2019, the Company and Mr. Kanen, KWM and Philotimo (together with Mr. Kanen and KWM, the “Investor”) entered into a Cooperation Agreement on July 26, 2019 (the “Cooperation Agreement”) pursuant to which the Company agreed, among other things, to appoint Mr. Kanen as a Director of the Company. The Investor has agreed to abide by customary standstill restrictions until 15 days prior to the deadline for submission of a notice of stockholder nomination of individuals for election as Directors of the Company at the Company’s 2021 Annual Meeting of Stockholders (the “Standstill Period”); provided that if the Board offers to nominate Mr. Kanen for election to the Board at the 2021 Annual Meeting and Mr. Kanen agrees to stand for election to the Board at the 2021 Annual Meeting, then the Standstill Period will be automatically extended for such period as Mr. Kanen remains on the Board.

During the Standstill Period, except in connection with any Extraordinary Transaction (as defined in the Cooperation Agreement), the Investor has agreed to vote all shares of the Company’s common stock beneficially owned by Investor at such meeting (i) in favor of the slate of Directors nominated by the Board and against the removal of any member of the Board and (ii) in accordance with the Board’s recommendation with respect to any other proposal presented at such annual or special meeting of the Company’s stockholders, including, but not limited to, any advisory proposal on executive compensation. The term “Extraordinary Transaction” includes, among other similar transactions. tender or exchange offers, mergers, consolidations, acquisitions, sales of all or substantially all assets or sale, spinoffs, business combination transactions, extraordinary dividends, significant stock repurchases, recapitalizations, restructurings, reorganizations, a liquidation, dissolution or issuance of the Company’s equity or equity equivalent securities. Mr. Kanen has delivered to the Company an irrevocable advance resignation letter, tendering his resignation from the Board upon the occurrence of certain events specified in such resignation letter (which resignation may be accepted by the Board in its sole discretion), and a written waiver of the right to receive any compensation from the Company for service as an independent director of the Company. The Cooperation Agreement remains in effect until the expiration of the Standstill Period, breach by the Investor or mutual agreement of the Company and the Investor.

BOARD OF DIRECTORS COMPENSATION

The table below discloses compensation information of members of the Company’s Board of Directors for serving as members of the Company’s Board for the fiscal year ended February 1, 2020. As a member of management, Sharon John, the Company’s President and Chief Executive Officer, did not receive compensation for her services as Director in fiscal 2019. Messrs. Carrara and Kanen were appointed to the Company’s Board in fiscal 2019.

	Fees
	Earned or	Stock	All Other
	Paid in	Awards	Compensation
Name:	Cash($)(1)	($)(2)	($)	Total ($)
Craig Leavitt	$86,250	$97,803	$-	$184,053
Robert L. Dixon, Jr	60,000	82,362	-	142,362
Sarah Personette	50,000	82,362	-	132,362
Maxine Clark	50,000	82,362	-	132,362
George Carrara (3)	35,379	69,259	-	104,638
Michael Shaffer (4)	33,121	82,362	-	115,483
Anne Parducci (5)	30,082	82,362	-	112,444
David Kanen(6)	-	-	-	-

(1)

Amount shown reflects annual Board, committee Chair and Non-Executive Chairman annual cash retainers. See the “Director Compensation Policies” section below for an explanation of the annual cash retainers.

(2)

The amounts appearing in the Stock Awards column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock awards granted in fiscal 2019, each of which vests in full on June 6, 2020 except for forfeited awards. Under the Company's director compensation policies, directors received annual grants of restricted stock on the date of the Company's annual meeting for service during the following year. In June 2019, Mr. Leavitt received a grant of 16,493 shares of the Company’s common stock with a grant date fair value of $97,803 and Mses. Clark, Parducci and Personette and Messrs. Dixon and Shaffer each received a grant of 13,889 shares of the Company’s common stock with a grant date fair value of $82,362. In July 2019, upon his appointment to the Board of Directors, Mr. Carrara received a grant of 15,529 shares of the Company’s common stock with a grant date fair value of $69,259. These amounts represent the aggregate number of restricted shares outstanding as of the end of fiscal 2019, February 1, 2020, for each Director serving at that time. See Note 12 to the Company’s Consolidated Financial Statements filed as part of our Annual Report on Form 10-K for the year ended February 1, 2020 for a discussion of the assumptions used in the valuation of awards.

(3)	Mr. Carrara was appointed to the Board of Directors effective July 26, 2019.
(4)	Mr. Shaffer resigned from the Board of Directors effective July 26, 2019 at which time he forfeited the stock award he received in 2019.
(5)	Ms. Parducci resigned from the Board of Directors effective September 10, 2019 at which time she forfeited the stock award she received in 2019.
(6)

Pursuant to a Cooperation Agreement entered into by and between the Company and Mr. Kanen and certain of his affiliates, Mr. Kanen was appointed to the Board of Directors effective July 26, 2019. Under the terms of that agreement, Mr. Kanen waived the right to receive compensation from the Company for service as an independent director of the Company. See “Related Party Transactions” for more information.

Director Compensation Policies

The Compensation and Development Committee reviews Board compensation annually based on information provided by the Committee’s independent compensation consultant Meridian Compensation Partners, LLC (“Meridian”). Currently, the Board compensation program provides for an annual cash retainer for Board membership, an annual restricted stock award and additional annual cash retainers for committee Chairs. The Non-Executive Chairman receives an additional annual cash retainer and restricted stock award for his service. Board members do not receive additional fees or compensation for attending meetings or for serving on Board committees. Meridian reviewed the Company’s independent director compensation program compared to the programs of the peer group discussed in the “Executive Compensation Summary” section of this proxy statement. Based on Meridian’s conclusion that the Company’s independent director compensation was at approximately the 50th percentile relative to the peer group, the annual Board and committee cash retainers and the value of the annual Board restricted stock award, as well as the Non-Executive Chairman’s annual cash retainer and restricted stock award, were left unchanged for fiscal 2019 and remain at levels that have been in effect since fiscal 2016. These amounts are reflected in the table below.

Compensation Element	Amount ($)
Board Cash Retainer	$50,000
Restricted Stock Award Value(1)	80,000
Audit Committee Chair Cash Retainer	18,500
Compensation and Development Committee Chair Cash Retainer	11,250
Nominating and Corporate Governance Committee Chair Cash Retainer	10,000
Additional Non-Executive Chairman Cash Retainer	25,000
Additional Non-Executive Chairman Restricted Stock Award Value(1)	15,000

(1)

The number of shares of restricted stock awarded is determined on the grant date and is prorated in the case of a Director who joins the Board during the year. Grants are made on the date of each Annual Meeting of stockholders and vest one year later, subject to continued service on the Board. Recipients have the right to vote and receive dividends as to all unvested shares.

In March 2020, in response to the impact of COVID-19 on the Company’s business, the independent directors agreed to waive Board and committee chair cash retainers for the first quarter of fiscal 2020.

Our Corporate Governance Guidelines provide that non-management Directors are required to own shares of the Company’s common stock having a value equal to three times the annual cash retainer for Board membership. See “Executive Compensation—Stock Ownership Guidelines” for additional information. Under our Corporate Governance Guidelines, no Director may stand for election or re-election after reaching the age of 73.

We reimburse our Directors for reasonable out-of-pocket expenses incurred in connection with attendance and participation in Board and committee meetings. We also reimburse our Directors for expenses incurred in the attendance of director continuing education conferences.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION SUMMARY

The following provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Overview of Compensation Program

The following section describes our overall compensation philosophy and the primary components of our executive compensation program for the following Named Executive Officers (“NEOs”) for fiscal 2019:

•	Sharon John – President and Chief Executive Officer
•	Jennifer Kretchmar– Chief Merchandising Officer
•	J. Christopher Hurt – Chief Operations Officer

The fundamental objectives of our executive compensation program are to attract and retain highly qualified executive officers, to motivate these executive officers to materially contribute to our long-term business success, and to align the interests of our executive officers and stockholders by rewarding our executives for individual and corporate performance based on targets established by the Compensation and Development Committee of the Board (the “Committee”).

We believe that achievement of these compensation program objectives enhances long-term stockholder value. When designing compensation packages to reflect these objectives, the Committee is guided by the following four principles:

•

Alignment with stockholder interests: Compensation should be tied, in part, to our stock performance through the granting of equity awards to align the interests of executive officers with those of our stockholders.

•	Recognition for business performance: Compensation should correlate in large part with our overall financial results so that the Company pays for performance.
•	Accountability for individual performance: Compensation should partially depend on the individual executive’s performance, in order to motivate and acknowledge the key contributors to our success.
•	Competition: Compensation should generally reflect the competitive marketplace and be consistent with that of other well-managed companies in our peer group and the broader retail industry sector.

In implementing this compensation philosophy, the Committee takes into account the compensation amounts from the previous years for each of the NEOs and internal compensation equity among the NEOs, considering factors such as scope of responsibility and performance. Historically, the Committee has strived to structure compensation packages so that total target compensation, including performance-based compensation, will be near the median of the Company’s peer group. Because a significant weighting of total target compensation is on variable pay, realized compensation will vary significantly depending on whether or not, the Company meets its financial targets.

2019 Compensation Determination Process

Each year the Committee engages in a review of our executive compensation with the goal of ensuring the appropriate combination of fixed and variable compensation linked to individual and corporate performance.

Role of the Committee and Board of Directors

The Committee charter provides the Committee with the option of either determining the Chief Executive Officer’s compensation or recommending such compensation to the Board for determination. The Committee has historically chosen to consult with the full Board of Directors, other than the Chief Executive Officer, on the Chief Executive Officer’s compensation, because the Committee believes that the Chief Executive’s performance and compensation are so critical to the success of the Company that Board involvement in such matters is appropriate. The Committee also determines the compensation and review process for all executive officers other than the Chief Executive. Because the Committee charter specifically delegates this responsibility to the Committee, it only involves the full Board in an advisory capacity with respect to the compensation decision-making process for the other NEOs.

Role of Committee Consultants

For 2019, the Committee retained Meridian as its independent consultant on executive and Director compensation. Meridian’s engagement is to act as the Committee’s independent advisor on executive and Director compensation and in this role, Meridian assisted the Committee in the determination of the peer group, the compensation benchmarking process, and the review and establishment of compensation policies and programs for NEOs.

The Committee did not direct Meridian to perform its services in any particular manner or under any particular method, and all decisions with respect to the NEOs’ compensation are made by the Committee. The Committee has the final authority to retain and terminate the compensation consultant and evaluates the consultant annually. The Company has no relationship with Meridian (other than the relationship undertaken by the Committee) and, after consideration of NYSE listing standards pertaining to the independence of compensation consultants, the Committee determined that Meridian is independent. Meridian does not provide any additional services to the Company.

Role of Management

Also, in the course of its review, the Committee considered the advice and input of the Company’s management. Specifically, the Committee leverages the Company’s management, human resources department and legal department to assist the Committee in the timely and cost-effective fulfillment of its duties. The Committee solicits input from the Chief Executive Officer and human resources department regarding compensation policies and levels. The legal department assists the Committee in the documentation of compensation decisions. In addition, the Build-A-Bear Workshop, Inc. 2017 Omnibus Incentive Plan provides that the Chief Executive Officer and Chief Human Resources Officer have the limited authority to grant equity awards to Company employees other than executive officers. The Committee does not permit members of the Company’s management to materially participate in the determination of their particular compensation; nor does the Committee permit members of management, including the Chief Executive Officer, to be physically present for those portions of Committee meetings during which the particular member of the management team’s performance and compensation are reviewed and determined.

Stockholder Engagement and Response to Stockholder Advisory Vote on Executive Compensation

At the 2019 Annual Meeting, approximately 61 percent of the total votes cast were voted in favor of the Company's say-on-pay proposal, down from more than 85 percent approval at the Company's 2018 Annual Meeting. Although a substantial majority of the Company’s stockholders supported the executive compensation program, Build-A-Bear values its relationship with its stockholders and the Company has consistently demonstrated its commitment to transparency and responsiveness to stockholder perspectives. As a result, the Company’s Independent Board Chair engaged in discussions with stockholders regarding a wide range of topics, including strategic priorities, corporate governance and executive compensation. In the course of this engagement cycle, Build-A-Bear reached out to non-management stockholders that as of September 30, 2019 held in the aggregate more than 48 percent of the Company's outstanding shares and received feedback from holders of over 35 percent of the Company's outstanding shares. The engagement process provided a valuable opportunity for the Committee to receive important feedback as to stockholders’ concerns and to further explain the process that the Committee follows to determine executive compensation.

Although no consistent criticism of the Company’s executive compensation program arose during these conversations, a stockholder suggested that the Committee consider increasing the equity portion of incentive compensation. The Committee strongly agrees with this suggestion but notes the limited number of shares available under the 2017 Omnibus Incentive Plan. Accordingly, in April 2020, the Committee and the Board approved the 2020 Omnibus Incentive Plan which is being submitted for stockholder approval as Proposal No. 4 of this proxy statement. In addition, a stockholder suggested that the Committee use more than one performance metric for its short-term and long-term incentive compensation programs. Given the Company’s pre-tax loss in fiscal 2018 and only slight pre-tax income in fiscal 2019, it was acknowledged, however, that the primary focus of incentive compensation should be on increased profitability in the immediate term with an eye toward considering additional performance metrics in the future.

      During fiscal 2019, the Board appointed David Kanen as a Director of the Company and as a member of the Committee. Collectively, Mr. Kanen, and certain of his affiliates, KWM and Philotimo, own almost 10% of the Company’s outstanding shares. The Committee members believe that it is beneficial to have the Company’s largest stockholder serve as a member of the Committee to express the views of large institutional stockholders at Committee meetings throughout the year.

Key 2019 Compensation Decisions

For 2019, our NEOs’ annual total direct compensation consisted of a mix of base salary, annual cash bonuses based on the achievement of pre-established financial goals, and long-term incentive awards consisting of performance-based restricted stock, time-based restricted stock, and performance-based cash.

 In April 2019, the Committee approved adjustments to our NEOs’ compensation programs as highlighted below:

•	No increases to base salary, target bonus level, or target long-term incentive grant values for NEOs for 2019.
•

To incentivize an immediate return to profitability following the Company’s $18.5 million consolidated pre-tax loss in fiscal 2018, the Committee approved the Company’s 2019 Bonus Plan, including consolidated pre-tax income goals and target bonus levels for NEOs. The Company achieved consolidated pre-tax income of $1.6 million, in fiscal 2019 and, therefore, NEOs earned bonuses under the plan of 118.7% of target.

•

The Committee approved a grant of annual long-term incentive awards consisting of three-year performance-based awards (50% of grant value) and time-based restricted stock (50% of grant value) for NEOs. The performance awards for our Chief Executive Officer were granted in performance-based restricted stock and the performance awards for other NEOs were granted in performance-based cash in order to manage share dilution.

In addition to the key decisions approved by the Committee for 2019, the Company’s executive compensation program continues to feature the following best practices:

✓	Stock ownership guidelines for executives and Directors;
✓

Incentive compensation recoupment, or “clawback”, provisions applicable to incentive awards (in the case of a restatement impacting pre-tax income, amounts paid under the 2019 Annual Bonus Plan and long-term performance-based awards could be recoverable);

✓	Payout caps on short- and long-term incentives;
✓	Insider trading policy, including anti-pledging and anti-hedging provisions for executives and Directors;
✓	No tax gross-up provisions on any compensation or severance events;
✓	No cash severance above 2x base salary plus target bonus;
✓	No executive perquisite benefits, beyond Company-paid long-term disability insurance; and
✓	Use of an independent compensation consultant by the Committee.

Compensation Risk Assessment

During fiscal 2019, the Company undertook a comprehensive review of its material compensation plans and programs for all employees. In conducting this assessment, the Company inventoried its material plans and programs and presented a summary of its findings to the Compensation and Development Committee, which determined that none of its compensation plans and programs is reasonably likely to have a material adverse effect on the Company or promote undue risk taking.

Compensation Market Data and Benchmarking

In September 2018, the Committee’s compensation consultant reviewed the Company’s compensation peer group and developed recommendations for changes for the February 2019 market study. The peer group review considered the following characteristics:

•	industry;
•	revenues;
•	net income;
•	market value;
•	number of employees; and
•	number of stores.

As a result of the review, the Committee approved the use of the following 15 peer companies for the February 2019 market study:

Christopher & Banks Corporation	Duluth Holdings Inc.	Trans World Entertainment Corporation
Citi Trends Inc.	Francesca’s Holdings Corp.	Vera Bradley Inc.
Dave & Buster’s Entertainment, Inc.	Kirkland’s, Inc.	Vince Holding Corp.
Destination Maternity Corporation	Shoe Carnival Inc.	Weyco Group, Inc.
Destination XL Group, Inc.	Tilly’s, Inc.	Zumiez Inc.

The Company still competes with much larger companies for executive talent, but the Committee believes that the 2019 peer group is more appropriate in most instances for compensation benchmarking purposes. In addition to the peer group information, Meridian also summarized market data for the Company’s ISS peer group and provided size-adjusted, retail survey market data from Equilar, Inc.

In February 2019, the Committee reviewed a report from Meridian comparing each element of total direct compensation for the Company’s NEOs against market data. The Committee observed that total target direct compensation levels for 2018 were within a reasonable range of the market 50th percentile for our executive team. While market data is an important measuring tool, it is only one of four principal considerations under the Company’s compensation philosophy outlined above.

2019 Bonus Plan

The Committee approved a cash bonus plan in 2019 (the “2019 Bonus Plan”) for the NEOs, granting potential cash bonuses only if the Company achieved certain financial performance levels. Thus, consistent with all four elements of its compensation philosophy, the Committee aligned the NEOs’ 2019 cash bonuses completely with the interests of our stockholders.

On April 16, 2019, the Committee established the fiscal 2019 performance objectives for the range of bonuses to be paid to the Company’s NEOs and the target bonus awards expressed as a percentage of eligible base salary (“Base Bonus Payout”). The 2019 base bonus calculation for each NEO was determined by multiplying the Base Bonus Payout by the officer’s eligible base salary according to the following schedule (“Base Bonus Calculation”), which was unchanged from 2018:

Name	Base Bonus Payout
Sharon John	100%
Jennifer Kretchmar	50%
J. Christopher Hurt	50%

For the 2019 Bonus Plan, given the objective of the Company immediately returning to profitability following an $18.5 million pre-tax loss in fiscal 2018, the Committee focused the performance goals on a single performance metric—consolidated pre-tax income. The cash bonus, if any, to be paid to each respective NEO was to be calculated based on the pre-tax income goals described in the table below.

Achievement Level	Consolidated Pre-Tax Income	Percentage of Base Bonus Calculation
Threshold	$1	1%
Target	1,000,000	100%
Maximum	4,000,000	200%

The 2019 Bonus Plan provided for bonus payouts only if the Company’s 2019 consolidated pre-tax income (after providing for any bonus expense) exceeded the threshold amount.

In April 2020, the Committee determined that the Company achieved pre-tax income of $1.6 million and, therefore, the NEOs earned 118.7% of their Base Bonus Payout under the 2019 Bonus Plan, as reflected in the Summary Compensation Table.   Although the NEOs were entitled to receive these bonus payouts in April 2020, in response to the impact of COVID-19 on the Company’s business, the NEOs agreed that the Company could delay payment of these bonus payments until no later than December 31, 2020 or earlier if recommended by management and approved by the Committee.

2019 Long-Term Incentive Program

The objective of the Company’s long-term incentive program is to provide a long-term retention incentive for the NEOs and to align their interests directly with those of our stockholders by way of stock ownership and payouts based on the Company’s financial performance.

In February and March 2019, the Committee reviewed a report of updated market data and industry compensation trends developed by its independent compensation consultant. The Committee also reviewed the Company’s recent financial and share price performance and the availability of shares to grant under our 2017 Omnibus Incentive Plan.

In April 2019, the Committee approved a grant of annual long-term incentive awards consisting of three-year performance-based awards (50% of grant value) and time-based restricted stock (50% of grant value) for NEOs. The performance awards for our Chief Executive Officer were granted in performance-based restricted stock and the performance awards for other NEOs were granted in performance-based cash in order to mitigate share dilution. The performance-based awards will be earned if pre-established three-year pre-tax income growth goals are attained. The design and mix were structured to maintain a strong emphasis on performance and to align with peer practices.

In April 2019, the Committee approved the following 2019 long-term incentive awards to the NEOs:

Name	Number of Shares of Time- Based Restricted Stock	Target Number of Shares of Three-Year Performance- Based Restricted Stock	Target Payout Amount of Three-Year Performance- Based Cash
Sharon John	95,811	95,811	─
Jennifer Kretchmar	26,739	─	$150,000
J. Christopher Hurt	26,739	─	$150,000

The number of 2019 three-year performance-based restricted stock shares that will be earned by the Chief Executive Officer, if any, will be calculated by multiplying the target shares awarded set forth above by the average of the applicable Percentage of Target Number of Three-Year Performance-Based Restricted Stock/Cash Earned Calculation shown in the table below based on the Company’s achievement of consolidated pre-tax income performance goals for fiscal 2019, fiscal 2020 and fiscal 2021. Any shares that are earned will vest on April 30, 2022.

The time-based restricted stock vests pro-ratably over three years, beginning on April 30, 2020.

Fiscal 2019-2021 Performance-Based Restricted Stock/Cash Payout for the NEOs

Consolidated Pre-Tax Income Achievement Level	Percentage of Target Number of Three-Year Performance- Based Restricted Stock/Cash Earned Calculation
Below Threshold	0%
Threshold	25%
Target	100%
Maximum	200%

The payouts for the three-year performance-based cash awards to the other NEOs, if any, will be calculated by multiplying the Target Payout Amount of Three-Year Performance-Based Cash by the average of the applicable Percentage of Target Number of Three-Year Performance-Based Restricted Stock/Cash Earned Calculation based on the Company’s achievement of consolidated pre-tax income performance goals for fiscal 2019, fiscal 2020 and fiscal 2021.

The pre-tax income achievement level amounts have been set for fiscal 2019 and fiscal 2020. For fiscal 2021, the pre-tax income achievement level amounts will be based upon a pre-established percentage of growth over actual pre-tax income results for fiscal 2020; provided that, if the Company experiences an pre-tax loss for fiscal 2020, fiscal 2021 achievement level amounts will reset to pre-established pre-tax income achievement levels. Furthermore, no performance-based restricted stock or cash will be earned if cumulative pre-tax income for fiscal years 2019, 2020 and 2021 is less than $0.

Any three-year performance-based cash awards earned will be disclosed in the 2021 Summary Compensation Table.

Payout of Fiscal 2017-2019 Performance-Based Restricted Stock

In March 2017, the Committee approved the following 2017-2019 performance-based restricted stock awards to the NEOs:

Name	Target Number of Shares of Three-Year Performance- Based Restricted Stock
Sharon John	42,373
Jennifer Kretchmar	10,169
J. Christopher Hurt	10,169

The number of shares of 2017 three-year performance-based restricted stock that were earned by the NEOs was calculated by multiplying the target shares awarded set forth above by the average of the applicable Percentage of Target Number of Three-Year Performance-Based Restricted Stock Earned Calculation based on the Company’s achievement of consolidated pre-tax income performance goals for fiscal 2017, fiscal 2018 and fiscal 2019. The shares that were earned vested on April 30, 2020.

Fiscal 2017-2019 Performance-Based Restricted Stock Payout for the NEOs

Consolidated Pre-Tax Income Achievement Level	Percentage of Target Number of Three-Year Performance- Based Restricted Stock Earned Calculation
Below Threshold	0%
Threshold	25%
Target	100%
Maximum	200%

When adopted in fiscal 2017, the pre-tax income achievement level amounts were set for fiscal 2017 and fiscal 2018 and fiscal 2019 pre-tax income achievement level amounts were based upon a pre-established percentage of growth over actual pre-tax income results for fiscal 2018. The Company experienced an unanticipated pre-tax loss in fiscal 2018, and as such, the Company and the NEOs mutually agreed to reset fiscal 2019 pre-tax income amounts to be higher than originally required. As adjusted, fiscal 2019 achievement levels were reset as fixed pre-tax income amounts.

In April 2020, the Committee determined that based on the Company’s pre-tax income for fiscal 2017, 2018 and 2019, the NEOs earned 67.2% of the Target Number of Three-Year Performance Based Restricted Stock as set forth below:

Fiscal Year	Consolidated Pre-tax Income (Loss) ($ millions)	Percentage of Target Number of Three-Year Performance- Based Restricted Stock Earned
2017	13.8	45.4%
2018	(18.5)	0%
2019	1.6	156.2%
Average		67.2%

Accordingly, Ms. John earned 28,475 shares of 2017-2018 Performance-Based Restricted Stock and Ms. Kretchmar and Mr. Hurt each earned 6,834 shares.

2020 Compensation Decisions

In April 2020, the Committee and the NEOs made several compensation-related decisions in response to the impact of COVID-19 on the Company’s business. The NEOs agreed that the Company could delay payment of the bonuses earned for 2019 performance until no later than December 31, 2020 or earlier if recommended by management and approved by the Committee. Each of the NEOs also agreed to a 20% reduction in base salary. Each of the NEOs and the Company entered into employment agreement amendments providing for these revisions to the NEO’s compensation arrangements. In April 2020, to further align the interests of our NEOs with those of our stockholders, the Committee approved the following time-based restricted stock awards to each NEO which will vest one year from date of grant: Ms. John: 70,000 shares, Ms. Kretchmar: 41,431 shares, and Mr. Hurt: 40,980 shares.

Also in April 2020, the Committee and Board approved the 2020 Omnibus Incentive Plan which, among other practices, eliminates Committee discretion to accelerate the vesting of awards upon a change in control of the Company. Stockholders are being asked to approve the 2020 Plan at the 2020 Annual Meeting, as described in Proposal No. 4.

Retirement and Other Post-Termination Benefits

We have entered into employment agreements with our NEOs that provide for a continuation of certain post-employment benefits, to the extent permitted under the applicable employment benefit plan(s). Such benefits plans are the same for all employees (except for the long-term disability insurance for which the Company pays 100% of the premiums for senior level employees, including the NEOs). The Employment Agreements for the NEOs also provide for certain payments to be made to the NEOs if their employment is terminated under certain circumstances, including a change in control of the Company.

Policy on Hedging and Pledging of Common Stock

The Company’s Insider Trading Policy prohibits the Company’s Directors, officers and other employees, and their families, from purchasing any financial instrument that is designed or intended to hedge or offset any change in the market value of the Company’s stock. Specifically, Directors, officers, employees and their family members may not sell Company securities that are not then owned (“short sales”) and may not engage in transactions in publicly traded options of Company securities, such as puts, calls and other derivative securities. In addition, the Company’s Directors, officers and other specified employees are prohibited from holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan.

Stock Ownership Guidelines

The Company’s Corporate Governance Guidelines require each non-management Director to own shares of the Company’s common stock having a value equal to three times the annual cash retainer for Board membership within three years of election or appointment to the Board. A Director who does not meet the minimum holding requirement may not sell any shares of Company stock until he or she reaches the required holding. Thereafter, a Director may sell shares of Company stock provided his or her stock ownership immediately following such sale meets or exceeds the applicable minimum holding requirement.

The Committee maintains stock ownership guidelines for executive officers, including the NEOs. The guidelines require executives to maintain a minimum level of stock ownership in Company stock.

The current ownership guidelines for our executive officers, including the NEOs are set forth in the table below.

Position	Multiple of Base Salary
Chief Executive Officer	Five times (5X)
All Other Executive Officers, including the NEOs	One time (1X)

The executives have three years to reach the applicable minimum holding requirement and, thereafter, may not sell shares if such sale would cause the executive’s holdings to fall below the minimum holding requirement. The withholding of shares to satisfy income tax withholding associated with a stock option exercise or restricted stock vesting or to pay the exercise price in connection with a stock option exercise is not considered a sale of Company stock for the purposes of these guidelines.

During fiscal 2019, each of the Directors and NEOs either met the minimum holding requirement or complied with the no-sale provisions of these guidelines. On an annual basis, the Committee will continue to monitor stock ownership guidelines and levels for the NEOs and the Nominating and Corporate Governance Committee will monitor stock ownership guidelines and levels for the Directors.

2019 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the annual and long-term compensation for all services rendered in all capacities to the Company for the fiscal years ended February 1, 2020 and February 2, 2019.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Sharon John	2019	714,000	-	1,074,999	-	847,518	5,566	2,642,083
President and	2018	711,654	-	1,253,493	180,475	-	5,380	2,151,002
Chief Executive Officer

Jennifer Kretchmar	2019	422,600	-	150,006	-	250,813	5,231	828,650
Chief Merchandising	2018	420,405	-	150,001	106,821	-	5,075	682,302
Officer

J. Christopher Hurt	2019	418,000	-	150,006	-	248,083	9,356	825,445
Chief Operations Officer	2018	414,983	-	150,001	105,656	-	5,071	675,712

(1)

The amounts appearing in the Stock Awards column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock awards granted in fiscal 2019 and fiscal 2018. In fiscal 2019 and fiscal 2018, the grants to Ms. John consisted of both time-based restricted stock and performance-based restricted stock and the grants to Ms. Kretchmar and Mr. Hurt consisted solely of time-based restricted stock. Recipients of time-based restricted stock have the right to vote and receive dividends as to all unvested shares. Time-based restricted stock granted in fiscal 2019 and fiscal 2018 vests at the rate of one-third per year over three years, beginning on April 30 of the year following the year of grant. With respect to the performance-based restricted stock, Ms. John does not have dividend or voting rights unless and until applicable performance criteria is satisfied and the awards vest. The fiscal 2019 performance-based restricted stock award will be earned based on pre-established pre-tax income and growth objectives for fiscal 2019, 2020 and 2021 as disclosed in the “Executive Compensation Summary,” and if earned, will vest on April 30, 2022. The reported grant date fair value of all performance-based awards is based on assumed results at the target achievement level per the instructions to Item 402(c) of Regulation S-K. See Note 12 to the Company’s Consolidated Financial Statements filed as part of our Annual Report on Form 10-K for the year ended February 1, 2020 for a discussion of the assumptions used in the valuation of awards. The grant date fair value of the performance-based restricted stock awards granted in 2019 for Ms. John assuming that the maximum level of performance conditions is achieved is $1,074,999.

(2)

The amounts appearing in the Option Awards column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for options granted in fiscal 2018. See Note 12 to the Company’s Consolidated Financial Statements filed as part of our Annual Report on Form 10-K for the year ended February 1, 2020 for a discussion of the assumptions used in the valuation of the awards.

(3)

The amounts appearing in the Non-Equity Incentive Plan Compensation column for 2019 represent the 2019 Bonus Plan payout for each of the NEOs. In April 2020, the NEOs agreed that the Company could delay payment of the bonuses earned for 2019 performance until no later than December 31, 2020 or earlier if recommended by management and approved by the Committee.

(4)

“All Other Compensation” includes the Company’s contribution to the 401(k) plan, payment by the Company of long-term disability and life insurance premiums for the benefit of the NEOs, and for Mr. Hurt, Company matching contributions to our non-qualified deferred compensation plan. For fiscal 2019, Company contributions to our 401(k) plan were as follows: Ms. John—$4,125; Ms. Kretchmar—$4,125; and Mr. Hurt—$4,125. For fiscal 2019, Company-paid premiums for long-term disability insurance were as follows: Ms. John—$884; Ms. Kretchmar—$780; and Mr. Hurt—$780. For fiscal 2019, Company-paid premiums for life insurance were as follows: Ms. John—$557; Ms. Kretchmar—$330; and Mr. Hurt—$327. For fiscal 2019, Mr. Hurt received $4,125 in Company matching contributions to our non-qualified deferred compensation plan.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

The following table discloses information regarding outstanding awards issued under the Company’s 2004 Incentive Plan and its 2017 Omnibus Incentive Plan, as of the fiscal year ended February 1, 2020.

	Option Awards					Stock Awards
										Equity Incentive		Equity Incentive Plan Awards: Market
								Market		Plan Awards:		or Payout Value of
	Number of	Number of						Value of		Number of		Unearned
	Securities	Securities				Number of		Shares of		Unearned		Shares of
	Underlying Unexercised	Underlying Unexercised		Option		Shares of Stock That		Stock That		Shares That		Stock That
	Options	Options		Exercise	Option	Have Not		Have Not		Have Not		Have Not
	(#)	(#)		Price	Expiration	Vested		Vested		Vested		Vested
Name	Exercisable	Unexercisable(1)		($)	Date	(#)		($)		(#)		($)
Sharon John	195,512	-	(2)	$6.56	6/3/2023
	27,225	-	(3)	9.43	3/18/2024
	22,029	-	(3)	20.80	3/17/2025
	92,982		(3)	13.69	3/7/2026
	19,782	9,891	(4)	8.85	3/14/2027
	-	54,534	(5)	8.60	3/15/2023
						28,475	(6)	119,026	(6)
										62,500	(9)	261,250	(9)
										5,189	(10)	21,690	(10)
										95,811	(11)	400,490	(11)
						165,726	(7)	692,735	(8)
Jennifer Kretchmar	3,972	-	(3)	11.43	8/12/2024
	5,826	-	(3)	20.80	3/17/2025
	22,314	-	(3)	13.69	3/7/2026
	4,748	2,374	(4)	8.85	3/14/2027
		32,278	(5)	8.60	3/15/2023
						6,834	(6)	28,566	(6)
						45,147	(7)	188,714	(8)
J. Christopher Hurt	5,922	-	(3)	20.47	3/15/2025
	15,249	-	(3)	13.69	3/7/2026
	4,748	2,374	(4)	8.85	3/14/2027
	-	31,926	(5)	8.60	3/15/2023
						6,834	(6)	28,566	(6)
						45,147	(7)	188,714	(8)

(1)	The amounts appearing in this column represent the total number of time-based non-qualified stock options that have not vested as of February 1, 2020.
(2)	These stock options vested at the rate of 25% per year over four years from the date of grant beginning on the first anniversary of the grant date.
(3)	These stock options vested at the rate of one-third per year over three years from March 15 of the year following the grant year.
(4)	These stock options were granted on March 14, 2017 and vest at the rate of one-third per year over three years from March 31 of the year following the grant year.
(5)	These stock options vested in full on March 15, 2020.
(6)

The amounts reflect the actual number and payout value of performance-based restricted shares earned based on the achievement of pre-tax performance goals for 2017, 2018 and 2019. The payout value is based on the closing price of $4.18 for the shares of common stock on January 31, 2020, the last trading day of fiscal 2019. As the Company’s threshold pre-tax income for the three years combined exceeded the threshold but was less than target, 67.2% of the target shares were earned and vested on April 30, 2020 in the following amounts: Ms. John—28,475; Ms. Kretchmar—6,834; and Mr. Hurt—6,834. The remaining shares were forfeited.

(7)

The amounts represent the total number of time-based restricted shares that have not vested as of February 1, 2020. Time-based restricted stock granted on March 14, 2017 vests at the rate of one-third per year over three years from the date of grant beginning on March 31, 2018. The amounts of unvested time-based restricted stock held under the March 2017 award by our NEOs at February 1, 2020 are as follows: Ms. John—28,249; Ms. Kretchmar—6,780; and Mr. Hurt—6,780. Time-based restricted stock granted on March 15, 2018 vests at the rate of one-third per year over three years from the date of grant beginning on April 30, 2019. The amounts of unvested time-based restricted stock held under the March 2018 award by our NEOs at February 1, 2020 are as follows: Ms. John—41,666; Ms. Kretchmar—11,628; and Mr. Hurt—11,628. Time-based restricted stock granted on April 16, 2019 vests at the rate of one-third per year over three years from the date of grant beginning on April 30, 2020. The amounts of unvested time-based restricted stock held under the April 2019 award by our NEOs at February 1, 2020 are as follows: Ms. John—95,811; Ms. Kretchmar—26,739; and Mr. Hurt—26,739.

(8)

The amounts represent the aggregate market value of time-based restricted shares that have not vested as of February 1, 2020. The amounts reported are based on the closing price of $4.18 for the shares of common stock on January 31, 2020, the last trading day of fiscal 2019.

(9)

The amounts reflect the number and payout value of unearned performance-based restricted shares based on the assumed achievement of target pre-tax income goals and growth objectives for 2018, 2019 and 2020. The payout value is based on the closing price of $4.18 for the shares of common stock on January 31, 2020. If earned, the performance-based shares will vest on April 30, 2021.

(10)

The amounts reflect the number and payout value of unearned performance-based restricted shares based on the assumed achievement of threshold consolidated revenue growth objectives for 2018, 2019 and 2020. The payout value is based on the closing price of $4.18 for the shares of common stock on January 31, 2020. If earned, the performance-based shares will vest on April 30, 2021.

(11)

The amounts reflect the number and payout value of unearned performance-based restricted shares based on the assumed achievement of target pre-tax income growth objectives for 2019, 2020 and 2021 as discussed in the “2019 Long-Term Incentive Program” section of the Executive Compensation Summary. The payout value is based on the closing price of $4.18 for the shares of common stock on January 31, 2020. If earned, the performance-based shares will vest on April 30, 2022.

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS

The Company currently has employment agreements with each of our Named Executive Officers and certain other executives. The material terms of the agreements are described below.

Ms. John’s agreement has an initial term of three years from March 7, 2016 and renews from year-to-year thereafter. The agreement may be terminated by the Company prior to the end of the term upon death, disability, for cause (as defined in the agreement) or without cause. Ms. John may terminate the agreement with or without good reason (as defined in the agreement). If we terminate Ms. John’s employment without cause or if Ms. John terminates her employment for good reason, we are obligated to (i) in the case of termination prior to a change in control or following a date which is 24 months after a change in control, continue her base salary for a period of 12 months after her termination; or (ii) in the case of termination during the 24-month period following a change in control, continue her base salary for a period of 24 months and pay her target bonus amount for the fiscal year in which the termination occurs. In any case, we are obligated to pay a lump sum equivalent to 18 months of the Company-paid portion of health, dental and vision coverage. As compensation for her services, Ms. John will receive an annual base salary at a rate not less than $700,000 which rate will be reviewed annually and be commensurate with similarly situated executives in similarly situated firms but will not be decreased at any time during the employment term. If the Company meets or exceeds certain performance objectives determined annually by the Compensation and Development Committee, Ms. John will receive an annual bonus of not less than 100% of her annual base salary, payable in either cash, stock, stock options or a combination thereof. The employment agreement also provides that for the term of the employment agreement and for one year thereafter, subject to specified limited exceptions, Ms. John may not become employed by or interested directly or indirectly in or associated with the Company’s competitors who are located within the United States or within any country where the Company has established a retail presence. In the event of her termination due to death, disability, or by the Company without cause, or if Ms. John terminates her employment for good reason, Ms. John or her beneficiaries or estate, will still be entitled to a bonus for such year prorated based on the number of full weeks she was employed during the year, subject to achievement of the bonus criteria (if such termination occurs within 24 months after a change of control, Ms. John will be entitled to receive her target bonus for the fiscal year in which the termination occurs prorated based on the number of full weeks she was employed during the year and paid within 30 days of such termination). If any payments under the employment agreement or another arrangement would become subject to the excise tax imposed by Section 4999 of the Code, the payments will be (i) paid in full, or (ii) paid to a lesser extent such that the excise tax would no longer be applicable, whichever amount would result in the greatest amount of payments to Ms. John on an after-tax basis.

The employment agreements with Ms. Kretchmar and Mr. Hurt (the “non-CEO NEOs”) have an initial term of three years from March 7, 2016 and renew from year-to-year thereafter. The agreements may be terminated by the Company prior to the end of the term upon death, disability, for cause (as defined in the agreements) or without cause. Each of the non-CEO NEOs may terminate his or her agreement with or without good reason (as defined in the agreements). If we terminate a non-CEO NEO’s employment without cause, or if the non-CEO NEO terminates his or her employment for good reason, we are obligated to (i) in the case of termination prior to a change in control or following a date which is 24 months after a change in control, continue his or her base salary for a period of 12 months after his or her termination, or (ii) in the case of termination during the 24-month period following a change in control, continue his or her base salary for a period of 18 months and pay such NEO an amount equal to the NEO’s target bonus prorated for the year of termination. In any case, we are obligated to pay a lump sum equivalent to 18 months of the Company-paid portion of health, dental and vision coverage. As compensation for their services, the non-CEO NEOs will receive an annual base salary at a rate not less than $409,500 in the case of Ms. Kretchmar and $400,000 in the case of Mr. Hurt, in each case which rate will be reviewed annually and be commensurate with similarly situated executives in similarly situated firms but will not be decreased at any time during the employment term. If the Company meets or exceeds certain performance objectives determined annually by the Compensation and Development Committee, each of the non-CEO NEOs will receive an annual bonus of not less than 50% of his or her annual base salary, payable in either cash, stock, stock options or a combination thereof. The employment agreements also provide that for the terms of the employment agreements and for one year thereafter, subject to specified limited exceptions, the non-CEO NEOs may not become employed by or interested directly or indirectly in or associated with the Company’s competitors who are located within the United States or within any country where the Company has established a retail presence. In the event of his or her termination due to death, disability, or by the Company without cause, or if a non-CEO NEO terminates his or her employment for good reason, the non-CEO NEO or his or her beneficiaries or estate, will still be entitled to a bonus for such year prorated based on the number of full weeks he or she was employed during the year, subject to achievement of the bonus criteria (if such termination occurs within 24 months after a change of control, the non-CEO NEO will be entitled to receive his or her target bonus for the fiscal year in which the termination occurs prorated based on the number of full weeks he or she was employed during the year and paid within 30 days of such termination). If any payments under the employment agreement or another arrangement would become subject to the excise tax imposed by Section 4999 of the Code, the payments will be (i) paid in full, or (ii) paid to a lesser extent such that the excise tax would no longer be applicable, whichever amount would result in the greatest amount of payments to the non-CEO NEO on an after-tax basis.

To mitigate the financial and short-term cash impact of the novel coronavirus (COVID-19) pandemic, on April 14, 2020, each of the Named Executive Officers and the Company agreed to amend the Named Executive Officers’ employment agreements to (i) reduce each Named Executive Officer’s annual base salary by 20% (the “Salary Reductions”) and (ii) defer bonus amounts owed to the Named Executive Officers for the fiscal year ended February 1, 2020 under the Company’s Fiscal 2019 Bonus Plan (the “Bonus Deferrals”).

The Salary Reductions are effective from March 29, 2020 through and including the earliest of (i) December 31, 2020, (ii) the date on which the Compensation and Development Committee approves the ending of the Salary Reductions, and (iii) the date on which the then-current non-executive officers of the Company who were employed by the Company as of March 15, 2020 and whose base salaries were reduced as a result of the COVID-19 pandemic have had their respective annual base salaries returned to at or above their respective annual base salary amounts as of March 15, 2020.

The Bonus Deferrals shall be paid by Company in a lump sum on December 31, 2020 or, if approved by the Compensation and Development Committee, in one or more installments on or prior to December 31, 2020. In the event the employment of a Named Executive Officer terminates prior to payment of the Bonus Deferral due to death or disability, termination by Company without Cause, or pursuant to Employee’s right to terminate the Agreement for Good Reason, as each term is defined in such Named Executive Officer’s employment agreement, as amended, the Bonus Deferral for such Named Executive Officer will be paid at the time such bonus would have been paid pursuant to the amended employment agreement as if the Named Executive Officer’s employment continued until the payment date.

Other than provisions relating to the Salary Reductions and Bonus Deferrals, the remaining terms of each Named Executive Officer’s employment agreement remain unchanged.

Potential Payments Upon Termination or Change In Control

Our Named Executive Officers are eligible to receive certain benefits in the event of termination of such officer’s employment, including following a change-in-control. The following table presents potential payments to Mses. John and Kretchmar and Mr. Hurt as if his or her employment had been terminated as of February 1, 2020, the last day of fiscal 2019.

The termination benefits provided to our Named Executive Officers upon their voluntary termination of employment or retirement do not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all salaried employees, so those benefits are not included in the table below. The amounts presented in the table are in addition to amounts each Named Executive Officer earned or accrued prior to termination, such as the officer’s balances, if any, in our Non-Qualified Deferred Compensation Plan, previously vested options and restricted stock, and accrued vacation.

				Continued
			Equity With	Perquisites
Name/Circumstance	Salary Continuation	Bonus(1)	Accelerated Vesting(2)	and Benefits(3)	Total
Sharon John
Death	$-	$847,518	$1,559,905	$-	$2,407,423
Disability	-	847,518	1,559,905	-	2,407,423
Severance Termination(4)	714,000	847,518	-	17,714	1,579,232
Termination for Cause	-	-	-	-	-
Involuntary Termination if Change in Control (5)	1,428,000	847,518	1,559,905	17,714	3,853,137
Change in Control (no termination)	-	-	1,559,905	-	1,559,905
Jennifer Kretchmar
Death	-	250,813	231,221	-	482,034
Disability	-	250,813	231,221	-	482,034
Severance Termination(4)	422,600	250,813	-	17,714	691,127
Termination for Cause	-	-	-	-	-
Involuntary Termination if Change in Control (5)	633,900	250,813	231,221	17,714	1,133,648
Change in Control (no termination)	-	-	231,221	-	231,221
J. Christopher Hurt(6)
Death	-	248,083	231,221	-	479,304
Disability	-	248,083	231,221	-	479,304
Severance Termination(4)	418,000	248,083	-	16,150	682,233
Termination for Cause	-	-	-	-	-
Involuntary Termination if Change in Control (5)	627,000	248,083	231,221	16,150	1,122,454
Change in Control (no termination)	-	-	231,221	-	231,221

(1)

Where indicated, the Named Executive Officer is entitled to a prorated bonus based on the number of full calendar weeks during the applicable fiscal year during which the executive was employed. Amount shown is the actual bonus approved in April 2020 based on the Company’s 2019 performance.

(2)

The amounts appearing in this column represent the aggregate market value of time-based restricted shares and performance-based restricted shares and the value of stock options, the vesting of which would have been accelerated, each based on the closing price of $4.18 for the shares of common stock on January 31, 2020, the last trading date of fiscal 2019.

(3)	The Company will pay each Named Executive Officer a lump sum payment equivalent to 18 months of the Company-paid portion of health, dental and vision coverage.
(4)

Severance Termination would occur if the Company terminated the executive without cause or if the executive terminated his or her employment for good reason prior to a change in control or following a date which is 24 months after a change in control, as each term is defined in the applicable employment agreement. Upon a termination in this case, each Named Executive Officer is entitled to salary continuation for 12 months.

(5)

If a Named Executive Officer’s employment is terminated during the 24-month period following a change in control, we are obligated to (i) in the case of Ms. John, continue her base salary for 24 months and pay her target bonus amount for the fiscal year in which the termination occurs, and (ii) in the case of the non-CEO Named Executive Officers, continue his or her base salary for 18 months and pay an amount equal to the Named Executive Officer’s target bonus prorated for the year of termination.

(6)

Mr. Hurt also participates in the Build-A-Bear Workshop, Inc. Nonqualified Deferred Compensation Plan (the “Nonqualified Plan”). The vested balance credited to his notional account under the Nonqualified Plan as of the last day of the fiscal year was $94,720. His vested account balance will be distributed upon his termination of employment or, if elected and earlier, his attainment of age 65 or a designated date. Payment may be accelerated due to Mr. Hurt’s disability or the consummation of a change in control (as defined in the Nonqualified Plan). As elected by Mr. Hurt in accordance with the Nonqualified Plan terms, payment will be made in a single lump sum or equal installments over a five-year period.

PROPOSAL NO. 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Ernst & Young LLP served as the Company’s independent registered public accounting firm for the year ended February 1, 2020. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to act in that capacity for fiscal 2020, which ends on January 30, 2021. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.

Although the Company is not required to submit this appointment to a vote of the stockholders, the Audit Committee of the Board of Directors continues to believe it appropriate as a matter of policy to request that the stockholders ratify the appointment of Ernst & Young LLP as principal independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain Ernst & Young LLP or appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING JANUARY 30, 2021.

Principal Accountant Fees

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal years ended February 1, 2020 and February 2, 2019, as well as fees billed for other services rendered by Ernst & Young LLP during those periods:

	Fiscal 2019	Fiscal 2018
Audit Fees(1)	$909,000	$1,026,200
Audit-Related Fees	2,000	2,000
Tax Fees(2)	399,900	484,300
All Other Fees	—	—
Total Fees	$1,310,900	$1,512,500

(1)

Audit Fees are fees paid for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the Company’s interim consolidated financial statements and statutory audit requirements at certain non-U.S. locations. Audit Fees for Fiscal 2019 include services performed related to HR and payroll system implementation.

(2)	Tax Fees are fees paid for an international expansion review, transfer pricing studies, compliance services and tax consultation.

Policy Regarding Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm

The Audit Committee Charter requires the Audit Committee’s pre-approval of all audit and permitted non-audit services to be performed for the Company by the independent registered public accounting firm. In determining whether proposed services are permissible, the Audit Committee considers whether the provision of such services is compatible with maintaining auditor independence. As part of its consideration of proposed services, the Audit Committee may consult with management, but may not delegate this authority to management. Pursuant to a delegation of authority from the Audit Committee, the Chair of the Audit Committee may pre-approve such audit or permitted non-audit services. If the Chair approves any such services, any such approvals are presented to the full Audit Committee at the next scheduled Audit Committee meeting. All of the services performed by Ernst & Young LLP during the 2019 and 2018 fiscal years were pre-approved by the Audit Committee.

PROPOSAL NO. 3. ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION

We are asking our stockholders to provide advisory approval of the compensation of our Named Executive Officers. As described in the “Executive Compensation Summary” section of this proxy statement, the Compensation and Development Committee has designed and implemented executive compensation programs that are intended to align with our stockholders’ interests. The fundamental objectives of our executive compensation program are to attract and retain highly qualified executive officers, to motivate these executive officers to materially contribute to our long-term business success, and to align the interests of our executive officers and stockholders by rewarding our executives for individual and corporate performance based on targets established by the Compensation and Development Committee. We believe that the information provided in the “Executive Compensation Summary” section of this proxy statement demonstrates that our executive compensation program was designed appropriately to meet these objectives. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in the proxy statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation Summary section, compensation tables and narrative discussion, and other related disclosure.”

While this vote is advisory, and not binding on our Company, it will provide information to our Compensation and Development Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Committee will be able to consider when determining executive compensation for the remainder of fiscal 2020 and beyond. We currently hold our “Say-on-Pay” vote every year. Stockholders have an opportunity to cast an advisory vote on the frequency of Say-on-Pay votes at least every six years. The next advisory vote on the frequency of the Say-on-Pay vote is expected to occur at the 2023 Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 4. APPROVAL OF THE BUILD-A-BEAR WORKSHOP, INC. 2020 OMNIBUS INCENTIVE PLAN

On April 14, 2020, the Compensation and Development Committee (for purposes of this section only, the “Committee”) of the Board approved and recommended that the Board approve, and on April 14, 2020, the Board approved and adopted, subject to the approval of the Company’s stockholders, the Build-A-Bear Workshop, Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”).

As discussed in the “Executive Compensation Summary” section of this proxy statement, the fundamental objectives of the Company’s executive compensation program are to attract and retain highly qualified executive officers, to motivate these executive officers to materially contribute to our long-term business success, and to align the interests of our executive officers and stockholders by rewarding our executives for individual and corporate performance. In furtherance of these objectives, the Company maintains the 2017 Omnibus Incentive Plan (the “2017 Plan”) pursuant to which the Company is authorized to issue both equity- and cash-based compensation and has historically done so in accordance with the Company’s short-term incentive compensation program through its annual cash bonus plans and long-term incentive compensation programs through its issuance of time-based equity and performance-based equity and cash compensation.

As discussed in the “Board of Directors Compensation” section of this proxy statement, the Company's non-employee Director compensation program provides for annual restricted stock awards for all non-employee Directors and an additional restricted stock award for the Non-Executive Chairman. These awards have also been made pursuant to the 2017 Plan and align the interests of the Directors with our stockholders.

The Board believes that the number of shares remaining available for issuance under the 2017 Plan is insufficient to meet the Company’s compensation goals in the coming years and believes that it is in the best interests of the Company and its stockholders to ensure that the Company has an adequate number of shares available to compensate its Directors, employees and consultants. As such, we are asking our stockholders to approve the 2020 Plan to replace the 2017 Plan. If the 2020 Plan is approved by stockholders, the 2017 Plan will be frozen as of such date and no further awards will be issued under the 2017 Plan. If the 2020 Plan is not approved by stockholders, the 2017 Plan will remain in effect with its current terms and provisions. Awards issued under the 2017 Plan that remain outstanding as of the date of any stockholder approval of the Plan shall remain outstanding in accordance with their terms.

The Board and Committee carefully considered the compensation needs of the Company as well as the Company’s historical equity compensation practices in determining the number of shares to be available for issuance under the 2020 Plan. This analysis included reviewing the Company’s past equity compensation practices and assessing the number of shares likely to be needed for future grants. See “Historical Share Usage” below. Meridian, the Committee’s independent compensation consultants, assisted in the design of the 2020 Plan and the determination of the number of shares of common stock available for issuance under the plan. Meridian reviewed, among other things, the terms of the 2020 Plan, potential dilution, potential burn rate and our historical grant practices. Based on its analysis, Meridian expressed its support for the 2020 Plan, including the number of shares of common stock available for issuance under the plan.

Plan Highlights

The Plan contains a number of provisions that the Board believes are consistent with the interests of stockholders and sound corporate governance practices, including the following (each of which is more fully described in the section, “Summary of the Plan”):

●

Overall Share Limit: The total number of shares reserved for issuance under the 2020 Plan is 1,000,000, subject to customary capitalization adjustments, substitutions of acquired company awards and certain additions of acquired company plan shares, plus shares of stock that remain available for issuance under the 2017 Plan and shares that are subject to outstanding awards made under the 2017 Plan that on or after April 14, 2020 may be forfeited, expire or be settled for cash. There is no “evergreen” provision, and the number of shares available for issuance under the 2020 Plan will not automatically replenish without subsequent stockholder approval or adjust based upon the number of shares of common stock outstanding.

●

Participant Award Limits: Subject to the Plan’s customary capitalization adjustment provisions, the maximum number of shares of stock subject to options and SARs that may be granted to any 2020 Plan participant is limited to 200,000 annually, in the aggregate, and the maximum number of shares of stock subject to other stock-based awards that may be granted to any 2020 Plan participant is limited to 200,000 annually, in the aggregate. No cash awards in excess of $5,000,000 may be granted to any individual 2020 Plan participant. In addition to the foregoing limits, the aggregate grant date fair market value of awards that may be granted during any calendar year to any non-employee Director, together with cash fees paid for Board service, will not exceed $1,000,000.

●

No Liberal Recycling Provisions: The 2020 Plan provides that the following shares shall not be recycled and shall not be made available again for grant under the 2020 Plan: (i) those tendered by the participant or withheld by the Company for the payment of a purchase price of an option; (ii) those tendered by the participant or withheld by the Company to satisfy the withholding obligations related to an award; (iii) those subject to a SAR or other stock-based award that are not issued or delivered upon the net settlement or net exercise of such award; and (iv) shares reacquired by the Company on the open market or otherwise using proceeds from the exercise of options issuance pursuant to the 2020 Plan.

●

No Repricing or Cash Buyouts: The Company will not reprice or exchange underwater stock options or SARs for cash or for other awards under the 2020 Plan without stockholder approval other than as a result of certain customary capitalization adjustments.

●	No Discount Stock Options or SARs: All options and SARs must have an exercise or strike price equal to or greater than the fair market value of the underlying stock on the date of grant.
●

Minimum Vesting Requirements: Awards issued under the 2020 Plan are generally subject to a minimum vesting or exercise period of at least on year, provided that the Committee may grant awards covering up to a maximum of 5% of the available Share Reserve (as defined below) authorized for issuance under the 2020 Plan without respect to the minimum vesting requirement.

●

No Dividends or Dividend Equivalents on Unvested Awards: Dividends declared with respect to an award during the period before the award has vested shall only become payable to a participant if (and to the extent) the shares underlying the award vest. No dividend equivalents will be payable in respect of outstanding stock options or SARs.

●

Change in Control “Double Trigger” Vesting on Replaced Awards. The 2020 Plan imposes “double-trigger” change in control vesting for then-existing unvested equity awards that are replaced by an acquirer.

●	Award Clawback: All awards under the 2020 Plan are subject to recovery under any clawback or recoupment policy pursuant to applicable laws, Company policies and applicable award agreements.

Historical Share Usage

The Company closely manages its “run rate” of awards granted and impact of dilution to levels it believes are reasonable while ensuring that its overall compensation program is competitive, relevant, and motivational.

     The following chart presents additional information relevant in consideration of this Proposal. All information is as of April 14, 2020:

Current Awards Outstanding

Stock Options Outstanding (no SARs were outstanding)	854,638
Weighted Average Exercise Price of Stock Options Outstanding	$10.01
Weighted Average Remaining Contractual Life of Stock Options Outstanding	4.01 Years
Unvested Full-Value Awards Outstanding (including 690,088 Time-Based Restricted Stock Awards and 358,134 Performance-Based Restricted Stock Awards)	1,048,222
Shares Remaining for Grant under the 2017 Plan	299,473

Overhang

Common shares subject to outstanding awards or available for future awards under the 2017 Plan	2,202,333
Fully Diluted Common Shares Outstanding	15,491,289
Existing Overhang Percentage	14.2%
Additional shares available to grant under 2020 Plan request	1,000,000
Additional Overhang Percentage	6.5%
Total Overhang Percentage	20.7%

Share Usage

	Fiscal 2019	Fiscal 2018	Fiscal 2017	3-Year Average
Total Shares Granted During Fiscal Year	415,642	589,112	497,905	500,886
Basic Weighted Average Common Shares Outstanding	14,711,334	14,597,255	15,572,045	14,860,211
Burn Rate	2.8%	4.0%	3.2%	3.4%

The Board and Committee believe that the proposed share reserve under the 2020 Plan represents a reasonable amount of potential equity dilution to accommodate our long-term strategic priorities.

     The duration of this share reserve and future use of shares is subject to a number of factors, such as award type mix, the price of our common stock, hiring and promotion activity, the rate of returned shares as a result of forfeitures and other permitted addbacks, performance of our stock price, and other factors. The Committee intends to continue its long-standing practice of engaging independent compensation consultants to assist with the determination of Director and officer compensation packages and Company-wide bonus and equity programs. If our stockholders do not approve the adoption of the 2020 Plan, our future ability to issue equity-based compensation would be materially limited, which we believe would place us at a significant competitive disadvantage and would make it more difficult to align the interests of executive officers with those of our stockholders.

Summary of the 2020 Plan

The following brief summary of the 2020 Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the 2020 Plan, a copy of which is set forth as Appendix A to this proxy statement. The closing price of our common stock as listed on the NYSE on the Record Date was $2.04.

Administration

The 2020 Plan is administered by the Committee. Subject to the express provisions of the 2020 Plan, the Committee has the full and exclusive authority, in its discretion, to, among other things,

●

Determine which of the persons eligible under the 2020 Plan will be granted awards, when and how each award will be granted, what type or combination of types of awards will be granted, the provisions of each award granted, including the time or times when a person is permitted to receive shares of Company stock pursuant to an award, and the number of shares of Company stock subject to an award or the value of an award;

●	Construe and interpret the 2020 Plan and awards granted under it and to establish, amend and revoke rules and regulations for its administration;
●	Approve and amend the terms of the award agreements;
●	Adopt sub-plans or special provisions applicable to awards regulated by foreign jurisdictions in accordance with the terms of the 2020 Plan;
●	Determine whether awards will be settled in shares of stock, cash or a combination and whether awards will provide for dividend equivalents;
●

Establish programs allowing participants to reduce cash compensation in exchange for awards under the 2020 Plan and programs permitting participants to exchange awards subject to stockholder approval requirements;

●	Impose restrictions or conditions as to the timing and manner of resales or transfers by participants of stock subject to awards;
●	Waive restrictions and conditions applicable to awards, including, among others, forfeiture, vesting and treatment of awards upon employment termination, subject to minimum vesting requirements; and
●	Permit deferral and extension of the payment and settlement of awards if compliant with applicable law and listing standards.

     The Committee may delegate its responsibilities and authority under the 2020 Plan to an executive officer of the Company as may be permitted by law. The Chief Executive Officer and the Chief Financial Officer have the authority, in their discretion, to also determine individuals, other than themselves or other officers to whom, and the time or times at which, awards shall be granted and the number of shares, if applicable, subject to such award.

Eligible Participants

Any employee, Director or consultant of the Company or any of its affiliates, who is selected by the Committee or its delegate, is eligible to receive an award under the 2020 Plan. As of the Record Date, approximately 4,000 employees, officers and Directors were eligible as a class to be selected by the Committee to receive awards under the 2020 Plan.

Shares Available for Awards

If the 2020 Plan is approved by the Company’s stockholders, the maximum number of shares authorized for issuance under the 2020 Plan (the “Share Reserve”) will be 1,000,000, plus shares of stock that remain available for issuance under the 2017 Plan and shares that are subject to outstanding awards made under the 2017 Plan that on or after April 14, 2020 may be forfeited, expire or be settled for cash. As of April 14, 2020, 299,473 remained available for issuance under the 2017 Plan, and there were a total of 1,902,860 shares subject to outstanding awards made under the 2017 Plan, consisting of 1,048,222 shares of restricted stock and options to purchase 854,638 shares, 854,627 of which are currently exercisable.

     The maximum number of shares of stock with respect to which incentive stock options may be granted under the 2020 Plan shall be an aggregate of 1,000,000.

     Every one share of stock subject to an award under the 2020 Plan shall reduce the Share Reserve by one share. For awards with a variable number of shares on the grant date, the number of shares to be counted against the Share Reserve shall be the maximum number of shares that could be received under the award. Shares subject to awards assumed or exchanged for awards granted by a company acquired by the Company or its affiliates shall not count against the Share Reserve.

Shares subject to an award granted under the 2020 Plan or an award granted under the 2017 Plan that on or after April 14, 2020 is forfeited, expires or is settled for cash (in whole or in part) shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Share Reserve. The following shares shall not be added to the Share Reserve: (i) shares tendered in payment of the purchase price of an option; (ii) shares tendered or withheld to satisfy any tax withholding obligation with respect to options, SARs or other stock-based awards, including restricted stock or restricted stock units (“RSUs”); (iii) shares subject to a SAR or other stock-based award, including an award of restricted stock or RSUs, that are not issued in connection with settlement of the award; and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.

     Subject to certain limitations and eligibility, shares available under pre-existing, stockholder approved plans of companies acquired by the Company or combined with the Company (as adjusted in amount based on applicable ratios, formulas or valuations) may be used for awards under the 2020 Plan and shall not reduce the Share Reserve.

     In the event of any changes in the outstanding common stock of the Company by reason of dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, share exchanges, the sale of assets, split-ups, combinations and other similar transactions, the number and class of shares subject to awards outstanding under the 2020 Plan, the number and class of shares available for issuance under the 2020 Plan, and the maximum number of shares as to which awards may be granted to individual participants shall be appropriately adjusted by the Committee.

Annual Award Limits

The maximum aggregate number of shares of stock subject to options and SARs which may be granted during a calendar year to a participant is 200,000. The maximum aggregate number of shares of stock that may be subject to other stock-based awards which may be granted during a calendar year to a participant is 200,000. The maximum aggregate amount that may be paid to any participant in any calendar year under a cash-based award or any other award that is payable or denominated in cash is $5,000,000, determined as of the date of payout and determined by calculating the dollar value of shares based on the fair market value of such shares if the cash award is settled in shares of stock. In addition to the foregoing award limits, non-employee directors are subject to an additional annual limit, as follows: the maximum number of shares of stock subject to awards granted during any calendar year to a non-employee Director, taken together with any cash fees paid during the calendar year to the non-employee Director, shall have a maximum aggregate grant date fair market value of $1,000,000.

Minimum Vesting Standards

Awards granted under the 2020 Plan are subject to a minimum vesting or exercise period of at least one year. Notwithstanding this minimum requirement, the Committee is authorized to grant awards covering up to 5% of the Share Reserve without respect to the minimum vesting requirement.

Transferability of Awards

Unless otherwise determined by the Committee and set forth in the award agreement, an award granted under the 2020 Plan is non-transferable and nonassignable, other than by will or the laws of descent. An incentive stock option is not transferable in any event.

Types of Awards and Terms and Conditions

The 2020 Plan permits the granting of stock options (including both incentive and non-qualified stock options), SARs, other stock-based awards, including restricted stock and RSUs, cash-based awards, and performance awards.

     Generally, the Committee may waive any restrictions, conditions or limitations imposed on an award at the time the award is granted or at any time, including but not limited to forfeiture, vesting and treatment of awards upon a termination of employment, subject to the minimum vesting standards set forth in the 2020 Plan.

Options

Options may be incentive stock options or non-qualified stock options. The purchase price of the stock under each option shall not be less than 100% of the fair market value of the stock at the time the option is granted; provided that in the case of a participant who owns more than 10% of the Company’s stock, the purchase price of the stock under each incentive stock option shall not be less than 110% of the fair market value of the stock on the grant date. The term of each option shall not be more than 10 years from the date of grant, or for such shorter period as the Committee determines. In the case of a participant who owns more than 10% of the Company’s stock, the term of any incentive stock option shall not be more than five years from the grant date, or for such shorter period as determined by the Committee. Within such time periods, the options shall be exercisable at such times as the Committee approves.

     The purchase price for an option must be paid in full upon the exercise of the option and may be paid (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company of shares already owned by the participant having a fair market value equal to the cash exercise price of the option being exercised, (iii) in the discretion of the Committee, by withholding shares otherwise issuable pursuant to the option having a fair market value equal to the cash exercise price of the option being exercised, (iv) in the discretion of the Committee, by any other means allowable pursuant to applicable law, or (v) in the discretion of the Committee, by any combination of the foregoing payment methods. Certain conditions apply to the tender of non-qualified stock options in exercise of an incentive stock option.

     In addition to the terms described above applicable to all options, the following terms apply to awards of incentive stock options:

●

The maximum aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year shall not exceed $100,000; and

●

If a participant disposes of stock acquired upon the exercise of an incentive stock option either (i) within two years after the date of grant or (ii) within one year after the transfer of shares to the participant upon exercise, then the participant must notify the Company of the disposition and the amount of money realized upon the disposition.

SARs

The strike price per share of stock underlying SARs shall not be less than 100% of the fair market value of the stock on the grant date. A SAR entitles the participant upon settlement to a payment from the Company in an amount equal to the excess of (i) the fair market value on the settlement date of a share of stock, over (ii) the strike price per share, multiplied by the number of SARs settled. Payment may be paid in stock, cash, or a combination of the two in the Committee’s discretion. The term of each SAR shall not be more than 10 years from the date of grant, or for such shorter period as the Committee determines. SARs are generally subject to the same terms and conditions as options granted pursuant to the 2020 Plan, and any additional terms and conditions as may be determined by the Committee.

Other Stock-Based Awards and Cash-Based Awards

The Committee may grant awards of stock, restricted stock, RSUs and other awards valued in whole or part by reference to the fair market value of the Company’s common stock and cash-based awards having a value determined by the Committee. Subject to the other terms of the 2020 Plan, other stock-based awards and cash-based awards may be granted in such amounts and upon such terms, restrictions and conditions as shall be determined by the Committee, including, but not limited to, completion of service periods, the occurrence of events, or the attainment of performance objectives. Other stock-based awards and cash-based awards may be granted with or in addition to other awards. Holders of restricted stock granted under the 2020 Plan shall have the same rights of a stockholder with respect to the shares of restricted stock, including voting and dividend rights, subject to required vesting or other conditions applicable to the underlying award.

Performance Awards

The Committee may grant performance awards under the 2020 Plan subject to performance-based vesting conditions and other restrictions in the Committee’s determination. Performance awards may be granted in the form of options, SARs, cash-based awards or other stock-based awards, including restricted stock and RSUs.

Recoupment

Awards granted under the 2020 Plan shall be subject to any provisions of applicable laws providing for the recoupment or clawback of incentive compensation; the terms of any Company recoupment, clawback or similar policy in effect at the time of grant of the award; and any recoupment, clawback or similar provisions that may be included in the applicable award agreement.

Tax Withholding

The Committee shall have the right to condition the delivery, vesting and retention of stock, cash or other property under an award upon full satisfaction by the participant of all tax withholding requirements with respect to an award. The Committee will prescribe such rules for the withholding of federal, state and local taxes, including social security and Medicare withholding tax, as it deems necessary. In satisfaction of tax withholding requirements, the Committee may, but need not, hold back shares of stock from an award or permit a participant to tender previously owned shares or sell any shares contingently issued or credited by the Company for the purpose of paying any award under the 2020 Plan to raise the amount necessary to satisfy applicable withholding requirements.

Effect of Termination of Service on Awards

The Committee shall provide in any award agreement, or may determine in any individual case, the circumstances pursuant to which awards shall be exercised, vested, paid or forfeited in the event a participant ceases to provide service to the Company before the end of a performance period or exercise or settlement of such award. The Committee has the sole discretion to determine such provisions, which need not be uniform among all awards or reasons for termination of service.

Change in Control

Upon a change in control (as defined in the 2020 Plan), any then-outstanding unvested awards may be replaced by a new replacement award; provided the terms of the replacement award meets the following conditions: (A) the replacement award is either the same type of award as the replaced award or, a different type of award acceptable to the Committee, as constituted immediately prior to the change in control; (B) the value of the replacement award is at least equal to the value of the replaced award; (C) the replacement award relates to publicly traded equity securities on a US national securities exchange (such as the NYSE or Nasdaq) or the replacement award is a deferred cash equivalent award; (D) the terms and conditions of the replacement award are not less favorable than the replaced award; and (E) the replaced and replacement awards must remain subject to “double trigger” vesting, such that if the participant is involuntarily terminated after a change in control, any replacement option or SAR will become fully vested and exercisable and any replacement performance award will be deemed to satisfy at target performance and subject to settlement within 60 days of the termination of employment (or as required by law), and any other replacement award will be payable within 60 days of the termination of employment (or as required by law).

   If any then-outstanding unvested awards under the 2020 Plan will not be replaced by a new replacement award that meets the conditions set forth above, then such unvested awards shall become fully vested and any performance conditions will be deemed satisfied at target performance in connection with the change in control.

Dividends and Dividend Equivalents

With respect to an award of restricted stock, the Committee may grant or limit the right of a participant to receive dividends declared on shares of stock that are subject to unvested awards provided that the right to receive dividends declared on shares subject to an unvested award will be subject to the same performance conditions and service conditions, as applicable, as the underlying award.

     Except for options, SARs and restricted stock, the Committee may grant dividend equivalents on RSUs or other share equivalents subject to an award based on the dividends actually declared and paid on outstanding shares of common stock subject to the terms that the Committee sets forth in the applicable award agreement. If the Committee grants the right of a participant to receive dividend equivalents declared on shares subject to an unvested award, then such dividend equivalents will be subject to the same performance conditions and service conditions, as applicable, as the underlying award.

Section 409A

The 2020 Plan provides that no award shall be granted, deferred, accelerated, extended, paid out or modified in a matter that would result in the imposition of additional tax under Section 409A of the Code upon a participant. In such case, the Committee may adopt such amendments that it determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the 2020 Plan and awards thereunder and/or take such other actions as it determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

Effectiveness, Amendment and Termination

The 2020 Plan was approved by the Board on April 14, 2020, subject to approval of the stockholders at this 2020 Annual Meeting. If the stockholders do not approve the 2020 Plan, the 2017 Plan as in effect will continue to operate according to its terms. The Board may at any time terminate the 2020 Plan or make amendments or modifications as it deems advisable; provided that if approval of the stockholders is required, such amendment or modification shall be made subject to approval by the stockholders. The 2020 Plan prohibits the repricing of any options or SARs without stockholder approval. The 2020 Plan shall terminate 10 years after the date it was first approved and adopted by the Board, or April 14, 2030.

     The Committee has the discretion to make adjustments to the terms and conditions of awards made under the 2020 Plan in recognition of unusual or nonrecurring events that affect the Company or changes in applicable laws and accounting principles. Along these lines, the Committee has the discretion to decrease amounts payable pursuant to cash-based awards below amounts that would be payable upon attainment of performance goals over a performance period that does not exceed one year.

U.S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences to the Company and the participants in connection with the 2020 Plan under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual participant. The discussion is based on federal income tax laws in effect on the date of this proxy statement and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

Non-Qualified Stock Options

A participant will not recognize any income upon receipt of a non-qualified stock option, and the Company will not be entitled to a deduction for federal income tax purposes in the year of grant. Ordinary income will be realized by the holder at the time the non-qualified stock option is exercised and the shares are transferred to the participant. The amount of such taxable income, in the case of a non-qualified stock option, will be the difference, if any, between the option price and the fair market value of the shares on the date of exercise. The Company will receive a corresponding deduction in the amount of the taxable income included by the participant.

Incentive Stock Options

A participant who receives an incentive stock option will not recognize any income for federal income tax purposes upon receipt of the option, and the Company will not realize a deduction for federal income tax purposes. However, the difference between the fair market value of a share on the date of grant and the option exercise price is a tax preference item that may subject the participant to the alternative minimum tax. If the participant does not dispose of the incentive stock option shares within two years from the date the option was granted or within one year after the shares were transferred to him or her on exercise of the option, then that portion of the gain on the disposition of the shares that is equal to the difference between the sales price and the option exercise price will be treated as a long-term capital gain. The Company will not be entitled to a deduction either at the time the participant exercises the incentive stock option or subsequently sells the incentive stock option shares. However, if the participant sells the incentive stock option shares within two years after the date the incentive stock option is granted or within one year after the date the incentive stock option is exercised, then the sale is considered a disqualifying sale, and the spread on exercise will be taxed as ordinary income. The balance of the gain will be treated as long- or short-term capital gain, depending on the length of time the participant held the stock. If the shares decline in value after the date of exercise, the compensation income will be limited to the difference between the sale price and the amount paid for the shares. The tax will be imposed in the year the disqualifying disposition is made. The Company will be entitled to a deduction equal to the ordinary income recognized by the participant.

     With respect to both non-qualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

SARs

A participant will generally not recognize any income upon receipt of a SAR, and the Company will not be entitled to a deduction for federal income tax purposes in the year of grant. Ordinary income will generally be realized by the holder at the time the SAR is exercised and cash or shares are transferred to the participant. The amount of such taxable income will be the difference, if any, between the grant price and the fair market value of the Company’s common stock on the date of exercise.

Restricted Stock

Participants receiving restricted stock will not recognize any income upon receipt of the restricted stock. Ordinary income will generally be realized by the holder at the time that the restrictions on transfer are removed or have expired. The amount of ordinary income will generally be equal to the fair market value of the shares on the date that the restrictions on transfer are removed or have expired. The Company will be entitled to a deduction at the same time and in the same amount as the ordinary income the participant is deemed to have realized. However, no later than 30 days after a participant receives the restricted stock, the participant may make a Section 83(b) election to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. If the Section 83(b) election is made in a proper and timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional ordinary income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income previously recognized as a result of the Section 83(b) election.

     Generally, when a participant disposes of shares acquired under the 2020 Plan, the difference between the sales price and his or her basis in such shares will be treated as long- or short-term capital gain or loss depending upon the holding period for the shares.

RSUs

Participants receiving an RSU will generally not recognize taxable income at the time of the grant of an RSU or when the RSU vests. When an award is paid (whether it is at or after the time that the award vests), the participant will recognize ordinary income. The Company will be entitled to a deduction at the same time as, and in an amount equal to, the ordinary income realized by the grantee.

Other Stock-Based Awards

A grantee who receives other stock-based awards will generally realize as ordinary income, if any, at the time of the lapse of the restrictions (or, in the case of phantom stock awards, at the time of delivery) an amount equal to the fair market value of the common stock delivered of such lapse. The Company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the grantee.

Cash-Based Awards

A grantee who receives a cash award will generally realize as ordinary income an amount equal to the fair market value of the cash delivered, if any. The Company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the grantee.

Potential Limitation on Deductions

As described herein, special rules limit the deductibility of compensation paid to the chief executive officer, chief financial officer and to each of the next three most highly compensated executive officers of a company. As such, there can be no assurance that any compensation awarded or paid under the 2020 Plan will be deductible under all circumstances.

New Plan Benefits

Future benefits to be granted under the 2020 Plan cannot be determined at this time because the grants are at the discretion of the Committee, as administrator of the 2020 Plan, and because their value may be dependent upon the satisfaction of vesting conditions and the future price of the Company’s common stock. No grants under the 2020 Plan have at this time been awarded or promised to any Directors, employees or other eligible participants.

Equity Compensation Plan Information

The following table discloses information with respect to the Company’s existing equity compensation plans as of February 1, 2020. All awards reflected in the table below were granted under the Company’s Second Amended and Restated 2004 Stock Incentive Plan, its Third Amended and Restated 2004 Stock Incentive Plan, or the 2017 Plan. If the Company’s stockholders approve the proposed 2020 Plan at the Annual Meeting, as recommended by the Board, then no more awards will be granted under the 2017 Plan and all future awards will be granted under the Company’s 2020 Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	923,254	$9.76	366,109
Equity compensation plans not approved by security holders	—	—	—
Total	923,254	$9.76	366,109

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BUILD-A-BEAR WORKSHOP, INC. 2020 OMINIBUS INCENTIVE PLAN.

REPORT OF THE AUDIT COMMITTEE

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting processes. Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

The Audit Committee submits the following report pursuant to the SEC rules:

•

The Audit Committee has reviewed and discussed with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm, the audited consolidated financial statements of the Company for the year ended February 1, 2020 (the “2019 Financial Statements”).

•

Ernst & Young LLP has advised the management of the Company and the Audit Committee that it has discussed with them all the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•

The Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed Ernst & Young LLP’s independence with them, and based on this evaluation and discussion, recommended that Ernst & Young LLP be selected as the independent registered public accounting firm for the Company for fiscal 2020.

•

Based upon the aforementioned review, discussions and representations of Ernst & Young LLP, and the unqualified audit opinion presented by Ernst & Young LLP on the 2019 Financial Statements, the Audit Committee recommended to the Board of Directors that the 2019 Financial Statements be included in the Company’s Annual Report on Form 10-K for the 2019 fiscal year.

Submitted by the Audit Committee of the Board of Directors:

George Carrara, Chairman
Maxine Clark
Robert L. Dixon, Jr.
Craig Leavitt

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Our Board of Directors has adopted a policy to provide a process for holders of our securities to send written communications to our Board. Any stockholder wishing to send communications to our Board should send the written communication and the following information to our Corporate Secretary, Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114:

•	stockholder’s name, number and type of securities owned, length of period held, and proof of ownership;
•	name, age, business and residential address of stockholder; and
•	any individual Director or committee to which the stockholder would like to have the written statement and other information sent.

The Corporate Secretary, or his or her designee, will collect and organize all of such stockholder communications as he or she deems appropriate and, at least once each fiscal quarter, forward these materials to the Non-Executive Chairman, any committee Chair or individual Director. The Corporate Secretary may refuse to forward material which he or she determines in good faith to be scandalous, threatening or otherwise inappropriate for delivery. The Corporate Secretary will also maintain copies of such materials.

SELECTION OF NOMINEES FOR THE BOARD OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board candidates to serve as members of the Board. The Nominating and Corporate Governance Committee has not adopted specific, minimum qualifications that nominees must meet in order for the Nominating and Corporate Governance Committee to recommend them to the Board, but rather, each nominee is individually evaluated based on his or her individual merits, taking into account our needs and the composition of the Board. The Nominating and Corporate Governance Committee seeks independent Directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded national or multinational companies or shall have achieved a high level of distinction in their chosen fields. The Nominating and Corporate Governance Committee has not adopted a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender, and ethnicity. The Nominating and Corporate Governance Committee will consider candidates submitted by a variety of sources including, without limitation, incumbent Directors, stockholders and our management. Periodically, the Company has engaged independent third party search firms to assist the Company in identifying and evaluating qualified Board candidates.

In all cases, members of the Nominating and Corporate Governance Committee discuss and evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors in detail, and suggest individuals qualified to serve on the Board to explore in more depth. Once a candidate is identified whom the Nominating and Corporate Governance Committee wants to seriously consider and move toward nomination, the Chairman of the Nominating and Corporate Governance Committee, or his or her designee, meets with that nominee to evaluate his or her potential interest in serving on the Board and sets up interviews with the full Nominating and Corporate Governance Committee.

Any stockholder or interested party wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114:

•	stockholder’s name, number of shares owned, length of period held, and proof of ownership;
•	name, age and address of candidate;
•

a detailed resume describing, among other things, the candidate’s educational background, occupation, employment history, and material outside commitments (for example, memberships on other boards and committees, charitable foundations and the like);

•	a supporting statement which describes the candidate’s reasons for seeking election to the Board and documents his or her ability to serve on the Board;
•	any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of Directors;
•	a description of any arrangements or understandings between the stockholder and the candidate;
•	any other information that would be useful to the Committee in considering the candidate; and
•	a signed statement from the candidate, confirming his or her willingness to serve on the Board.

The Corporate Secretary will promptly forward such materials to the Nominating and Corporate Governance Committee Chair and the Non-Executive Chairman. The Corporate Secretary will also maintain copies of such materials for future reference by the Nominating and Corporate Governance Committee when filling Board positions. The same criteria apply with respect to the Nominating and Corporate Governance Committee’s evaluation of all candidates for membership to the Board. However, separate procedures will apply, as provided in the bylaws, if a stockholder wishes to submit at an Annual Meeting a Director candidate who is not approved by the Nominating and Corporate Governance Committee or the full Board.

STOCKHOLDER PROPOSALS

Our amended and restated bylaws provide that stockholders seeking to bring business before an Annual Meeting of stockholders, or to nominate candidates for election as Directors at an Annual Meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of stockholders, or between February 11, 2021 and March 13, 2021, in the case of the 2021 Annual Meeting. However, in the event that no Annual Meeting was held in the previous year or the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder, in order to be timely, must be received no later than the close of business on the 10th day following the date on which notice of the date of the Annual Meeting was mailed to stockholders or made public, whichever first occurs. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an Annual Meeting of stockholders or from making nominations for Directors at an Annual Meeting of stockholders.

Stockholder proposals intended to be presented at the 2021 Annual Meeting must be received by the Company at its principal executive office no later than January 1, 2021 in order to be eligible for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any proposal, the Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

OTHER MATTERS

Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting.

By Order of the Board of Directors

Eric Fencl
Chief Administrative Officer, General Counsel and Secretary

MAY 1, 2020

APPENDIX A

BUILD-A-BEAR WORKSHOP, INC.

2020 OMNIBUS INCENTIVE PLAN

Effective April 14, 2020

BUILD-A-BEAR WORKSHOP, INC.

2020 OMNIBUS INCENTIVE PLAN

Table of Contents

Page

1.	Establishment, Purpose of the Plan and Effect on Prior Plan.	A-1
2.	Definitions.	A-1
3.	Stock Subject to the Plan and Annual Award Limits.	A-4
4.	Administration.	A-6
5.	Options.	A-7
6.	Stock Appreciation Rights	A-9
7.	Other Stock-Based Awards and Cash-Based Awards.	A-9
8.	Performance Awards.	A-10
9.	Recoupment of Award.	A-10
10.	Nontransferability of Awards.	A-10
11.	Tax Withholding.	A-10
12.	Adjustments Upon Changes in Capitalization or Corporation Acquisitions.	A-11
13.	Amendment and Termination.	A-12
14.	Awards Previously Granted.	A-14
15.	Dividends and Dividend Equivalents.	A-14
16	Effect of Termination of Service on Awards.	A-14
17.	Term of Plan.	A-14
18.	Severability.	A-14
19.	Non-Waiver of Rights.	A-14
20.	Assignment.	A-15
21.	No Right To Continued Employment or Other Status.	A-15
22.	Choice of Law.	A-15
23.	Awards to Employees of Non-United States Subsidiaries.	A-15
24.	Section 409A.	A-15

ii

BUILD-A-BEAR WORKSHOP, INC.

2020 OMNIBUS INCENTIVE PLAN

1.	Establishment, Purpose of the Plan and Effect on Prior Plan.

A. Establishment. Build-A-Bear Workshop, Inc., a Delaware corporation, establishes an incentive compensation plan to be known as the Build-A-Bear Workshop, Inc. 2020 Omnibus Incentive Plan, as set forth in this document. The Plan permits the grant of various forms of equity and cash-based awards. The Plan shall become effective upon approval of the Plan by the Board (the “Effective Date”) and shall remain in effect as provided in Section 17. The Plan and each Award granted hereunder are conditioned on and shall be of no force or effect until the Plan is approved by the stockholders of the Company.

B. Plan Purpose. The purpose of the Plan is to provide the Company with a means to assist in recruiting, retaining and rewarding certain employees, Directors and consultants and to motivate such individuals to exert their best efforts on behalf of the Employer by providing incentives through the granting of Awards. By granting Awards to such individuals, the Company expects that the interests of the recipients will be better aligned with those of the Employer.

C. Prior Plan. As of the date the Plan is approved by the Company’s stockholders, the Build-A-Bear Workshop, Inc. 2017 Omnibus Incentive Plan, effective March 14, 2017 (the “Prior Plan”), will be frozen and no further awards will be issued thereunder. Awards issued pursuant to the Prior Plan that are outstanding as of the date of stockholder approval of the Plan shall remain outstanding and shall be administered in accordance with the terms of the Prior Plan and applicable award agreements thereunder.

2.	Definitions.

Unless the context clearly indicates otherwise, the following capitalized terms shall have the meanings set forth below:

A.	“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

B.	“Award” means a grant under the Plan of an Option, Stock Appreciation Right, Cash-Based Award, Other Stock-Based Award or Performance Award.

C.

“Award Agreement” means a written or electronic agreement entered into by the Company and a Participant, or a written or electronic statement issued by the Company to a Participant, which in either case contains (either expressly or by reference to the Plan or any sub-plan created hereunder) the terms and provisions applicable to an Award granted under the Plan, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

D.	“Board” means the Board of Directors of the Company or any duly appointed Committee thereof.

E.	“Cash-Based Award” means an Award described in Section 7 as a Cash-Based Award.

F.

“Change in Control” means (i) the purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either the then-outstanding shares of Stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of Directors, excluding, however, the following: (a) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or Subsidiary, (b) any acquisition by the Company or any Subsidiary, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; (ii) individuals who, as of the date hereof, constitute the Board (and, as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a Director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be, for purposes of this Section, considered as though such person were a member of the Incumbent Board; (iii) the consummation of a Corporate Transaction; excluding, however, such a Corporate Transaction pursuant to which all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding shares of common stock of the Company immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the outstanding shares of Stock, and the combined voting power of the then outstanding securities entitled to vote generally in the election of Directors of the surviving or acquiring entity resulting from such Corporate Transaction or a direct or indirect parent entity of the surviving or acquiring entity (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions (as compared to each other) as their ownership, immediately prior to such Corporate Transaction, of the outstanding shares of Stock of the Company and outstanding voting securities entitled to vote generally in the election of Directors, as the case may be; or (iv) a liquidation or dissolution of the Company. Notwithstanding the foregoing, solely for purposes of an Award subject to Code Section 409A, if the Award provides for a change in the time or form of payment upon a Change in Control or provides for the payment of the Award upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this paragraph F unless the event would also constitute a permissible payment event under Code Section 409A and Treasury Regulation Section 1.409A-3(i)(5).

G.	“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

H.

“Committee” means the Compensation and Development Committee of the Board, or any committee appointed by the Board in accordance with the Company’s amended and restated bylaws from among its members for the purpose of administering the Plan. Members of the Committee shall be “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act.

I.	“Company” means Build-A-Bear Workshop, Inc., a Delaware corporation.

J.

“Corporate Transaction” means (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation; or (iii) a statutory share exchange involving capital stock of the Company.

K.	“Director” means a member of the Board of Directors of the Company.

L.	“Dividend Equivalents” means a right, granted to a Participant under the Plan, to receive cash, shares, other Awards or other property equal in value to dividends paid with respect to shares of Stock.

M.

“Employer” means the Company and any other entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company has an interest.

N.

“Fair Market Value” means (i) if the Stock is listed on any established stock exchange, the closing sales price for such Stock on such exchange for the Trading Date applicable to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or (ii) in the absence of an established market for the Stock, the value determined in good faith by the Board based on a reasonable valuation method that is consistent with the requirements of Code Section 409A and the Treasury Regulations thereunder.

For purposes of determining the Fair Market Value with respect to an Award received by an employee in connection with an initial hire or a promotion within the Company, the date of determination shall mean the Trading Date which is such employee’s first date of hire or promotion. For all other Awards, the date of determination shall mean the Trading Date on which the Committee (or its delegate) approves the Award.

O.	“Incentive Stock Option” means a stock option which is an incentive stock option within the meaning of Code Section 422.

P.	“Non-qualified Stock Option” means a stock option which is not an Incentive Stock Option.

Q.	“Officer” means an officer of the Company as defined in Rule 16a-1(f) of the Act.

R.	“Option” means both an Incentive Stock Option and a Non-qualified Stock Option.

S.	“Other Stock-Based Award” means an Award granted pursuant to Section 7 and described as an Other Stock-Based Award, including an Award of Restricted Stock or Restricted Stock Units.

T.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

U.	“Participant” means an employee, Director or consultant of the Employer who is selected by the Committee to participate in the Plan and be eligible to receive an Award.

V.

“Performance Award” means a right to receive an Option, Stock Appreciation Right, Cash-Based Award or Other Stock-Based Award as determined by the Committee, subject to satisfying certain performance-based vesting conditions and other restrictions or limitations as may be set forth in the Plan and the applicable Award Agreement.

W.	“Plan” means the Build-A-Bear Workshop, Inc. 2020 Omnibus Incentive Plan.

X.

“Replacement Award” means an award granted to a Participant to replace the unvested portion of a then-outstanding Award upon a Change in Control that meets the requirements set forth in Section 12.B(3).

Y.	“Restricted Stock” means Stock granted to a Participant subject to a risk of forfeiture pursuant to Section 7.

Z.	“Restricted Stock Unit” means a right granted to a Participant that shall be evidenced by a bookkeeping entry representing the equivalent of one share of Stock pursuant to Section 7.

AA.

“Separation from Service” means a “separation from service” as such term is defined under Code Section 409A and the Treasury Regulations issued thereunder. Except as otherwise required to comply with Code Section 409A, a Participant shall be considered not to have had a Separation from Service where the level of bona fide services performed continues at a level that is more than twenty percent (20%) of the average level of service performed by the Participant during the immediately preceding thirty six (36) month period (or if providing services for less than thirty six (36) months, such lesser period) after taking into account any services that the Participant provided prior to such date or that the Company and the Employee reasonably anticipate the Participant may provide (whether as an Participant or independent contractor) after such date.

BB.

“Six Month Delay” means the required delay in payment to a Participant who is a “specified employee” of amounts subject to Section 409A that are paid upon Separation from Service, pursuant to Code Section 409A(a)(2)(B)(i). When a Six Month Delay is required, the payment date shall be not before the date which is six months after the date of Separation from Service or, if earlier, the date of the Participant’s death. The term specified employee shall have the meaning ascribed to this term under Code Section 409A.

CC.	“Statutory Option Stock” means any stock acquired through the exercise of an Incentive Stock Option.

DD.	“Stock” means the common stock, par value of $0.01 per share, of the Company.

EE.	“Stock Appreciation Right” means a stock appreciation right described in Section 6.

FF.

“Subsidiary” means any corporation or other legal entity (other than the Company) in an unbroken chain of corporations or other legal entities beginning with the Company if, at the time of granting an Award, each of the corporations or other legal entities other than the last corporation or other legal entity in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity in one of the other corporations or other legal entities in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

GG.

“Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

HH.	“Trading Date” means a day on which national stock exchanges are open for trading.

3.	Stock Subject to the Plan and Annual Award Limits.

A.

Share Reserve. The number of shares of Stock allocated to the Plan and reserved to satisfy Awards under the Plan as of the Effective Date (the “Share Reserve”) shall be an aggregate of 1,000,000 shares of Stock (plus shares of Stock that had remained available under the Prior Plan). The maximum number of shares of Stock with respect to which Incentive Stock Options may be granted under the Plan shall be an aggregate of 1,000,000. Awards shall be counted against this limit as one (1) share of Stock for every one (1) share of Stock subject to the Awards. For Awards with a variable number of shares of Stock on the grant date, the number of shares of Stock to be counted against the Share Reserve prior to the settlement of the Award shall be the maximum number of shares of Stock that could be received under that particular Award. Notwithstanding the preceding, in no event shall the number of shares of Stock awarded to Participants under the Plan, when taken in combination with the number of outstanding shares of Stock previously issued by the Company, a Parent or Subsidiary, exceed the limit specified in the Company Certificate of Incorporation, as amended. The Company may, in its discretion, use shares held in the treasury or shares acquired on the public market, if applicable, in lieu of authorized but unissued shares.

B.	Share Counting.

(1)

Shares of Stock subject to an Award granted under the Plan or an Award granted under the Prior Plan that on or after the Effective Date is forfeited, expires or is settled for cash (in whole or in part) shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Share Reserve.

(2)

Shares subject to Substitute Awards shall not be counted against the Share Reserve specified in Section 3.A nor shall they reduce the shares of Stock authorized for grant to a Participant in any calendar year.

(3)

Notwithstanding anything to the contrary herein, the following shares of Stock shall not be added to the Share Reserve: (i) shares of Stock tendered by the Participant in payment of the purchase price of an Option; (ii) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options, Stock Appreciation Rights or Other Stock-Based Awards; (iii) shares of Stock subject to a Stock Appreciation Right or Other Stock-Based Awards that are not issued in connection with its share settlement on exercise or vesting thereof; and (iv) shares of Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

C.

Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of Stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Share Reserve. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not eligible to participate in the Plan prior to such acquisition or combination.

D.	Annual Award Limits. Subject to adjustment as set forth in Section 12, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of Awards:

(1)

The maximum aggregate number of shares of Stock for which Options or Stock Appreciation Rights may be granted to any Participant in any calendar year shall be 200,000 shares (for avoidance of the doubt, this limit applies, in the aggregate, to all Awards subject to this paragraph (1)).

(2)

The maximum aggregate number of shares of Stock that may be subject to Other Stock-Based Awards granted to any one Participant in any calendar year shall be 200,000 shares (for avoidance of doubt, this limit applies, in the aggregate, to all forms of Awards subject to this paragraph (2)).

(3)

The maximum aggregate amount that may be paid to any Participant in any calendar year under a Cash-Based Awards or any other Award that is payable or denominated in cash shall be $5,000,000 determined as of the date of payout (for avoidance of doubt, this limit applies in the aggregate, to all forms of Awards subject to this paragraph (3)). To the extent that any form of Award subject to this paragraph (3) is to be settled in shares of Stock, either pursuant to the discretion of the Committee or an election by the applicable Participant, compliance with the limit established by this paragraph (3) shall be determined by calculating the dollar value of the shares to be issued in settlement based on the Fair Market Value of such shares as of the applicable settlement date.

(4)

Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock subject to Awards granted during any calendar year to a non-employee Director, taken together with any cash fees paid during the calendar year to the non-employee Director in respect of such Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not have an aggregate Fair Market Value determined on the grant date of the applicable Award in excess of $1,000,000.

E.

Minimum Vesting Standards. Any Award granted under the Plan shall be subject to a minimum vesting or exercise period of at least one (1) year. Notwithstanding the immediately preceding sentence, the Committee may grant Awards covering up to five percent (5%) of the Share Reserve without respect to the minimum vesting standards set forth in this Section 3.E.

4.	Administration.

A.

Committee Power and Authority. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(1)

To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive shares pursuant to an Award and the number of shares subject to an Award or the value of an Award;

(2)	To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration;

(3)	To correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(4)	To approve forms of Award Agreements for use under the Plan;

(5)	To determine Fair Market Value of a share of Stock;

(6)	To amend any Award Agreement as permitted under the Plan;

(7)

To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions shall be subject to and consistent with the terms of the Plan, except to the extent the Committee determines that different terms and conditions are necessary or desirable to comply with the laws of a jurisdiction other than and outside of the United States;

(8)	To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award;

(9)	To determine whether Awards will be settled in shares of Stock, cash or in any combination thereof;

(10)	To determine whether Awards will provide for Dividend Equivalents;

(11)	To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(12)	To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards subject to any applicable stockholder approval requirements;

(13)

To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any shares of Stock subject to an Award, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(14)

To waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereto including but not limited to forfeiture, vesting and treatment of Awards upon a termination of employment, subject to the minimum vesting standards set forth in Section 3.E of the Plan;

(15)	To permit Participants to elect to defer payments of Awards; provided that any such deferrals shall comply with applicable requirements of the Code, including Code Section 409A; and

(16)

To extend the timing of the settlement or payment of an Award to the extent permitted under Code Section 409A and other applicable law and rules of the exchange that is the primary trading market of the Stock.

B.

Delegation of Authority. The Committee may, to the extent permitted by law, delegate its responsibilities and authority hereunder to an executive officer of the Company. Notwithstanding anything herein to the contrary, the Chief Executive Officer and the Chief Financial Officer are specifically designated under the Plan to have plenary authority, in their discretion, as applicable, to also determine individuals, other than themselves or other Officers, to whom, and the time or times at which, Awards shall be granted and the number of shares, if applicable, subject to such Award.

C.

Award Date. An Award granted under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an Award to a Participant (but in no event prior to the Effective Date); provided that, such Award is evidenced by a written Award Agreement duly executed on behalf of the Company and on behalf of the Participant, if applicable, within a reasonable time after the date of the Committee action. Notwithstanding the foregoing, for an Award granted under the Plan by Chief Executive Officer or Chief Financial Officer, the date on which such officer takes action to make an Award to a Participant shall be deemed to be the determination date.

5.	Options.

The Committee, in its discretion, may grant Options which are Incentive Stock Options or Non-qualified Stock Options, as evidenced by the Award Agreement, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

A.

Type of Option. Incentive Stock Options may be granted to any Participant classified by the Committee as an employee of the Company, a Parent or a Subsidiary. A Non-qualified Stock Option may be granted to any individual Participant selected by the Committee.

B.

Option Prices. The purchase price of the Stock under each Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock at the time of the granting of the Option; provided that, in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the purchase price of the Stock under each Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the date such Option is granted.

C.

Exercise - Elections and Restrictions. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper persons or by any other form of notice (including electronic notice) approved by the Committee together with payment in full as described in this Section 5.C.

The purchase price for an Option is to be paid in full upon the exercise of the Option, either (i) in cash; (ii) in the discretion of the Committee, by the tender to the Company (either actual or by attestation) of shares of Stock already owned by the Participant having a Fair Market Value equal to the cash exercise price of the Option being exercised; (iii) in the discretion of the Committee, by withholding shares of Stock otherwise issuable pursuant to the Option having a Fair Market Value equal to the cash exercise price of the Option being exercised; (iv) in the discretion of the Committee, by any other means allowable pursuant to applicable law; or (v) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i), (ii), (iii)  and (iv) hereof; provided that, no shares of Statutory Option Stock may be tendered in exercise of an Incentive Stock Option unless (a) such shares have been held by the Participant for at least one (1) year and (b) at least two (2) years have elapsed since such Incentive Stock Option was granted. The proceeds of sale of Stock subject to the Option are to be added to the general funds of the Company or to the shares of the Stock held in its treasury, and used for its corporate purposes as the Board shall determine, subject to the provisions of the Plan.

D.

Option Terms. The term of each Option shall not be more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in the Award Agreement; provided that, in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the term of any Incentive Stock Option shall not be more than five (5) years from the date of granting thereof or such shorter period as prescribed in the Award Agreement. Within such limit, Options will be exercisable at such time or times, and subject to such terms, restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all Participants.

E.

Fractional Shares. To the extent Options are subject to restrictions, Options shall vest in whole shares only, and the holder of an Option shall not be deemed vested in any fractional share regardless of anything to the contrary in any Award Agreement.

F.

Stockholder Rights. The holder of an Option shall have none of the rights of a stockholder with respect to the shares subject to Option until such shares shall be issued to him or her upon the exercise of his or her Option.

G.	Additional Incentive Stock Option Requirements.

(1)

Grant Limits. The maximum aggregate Fair Market Value (determined at the time an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company, a Parent and a Subsidiary) shall not exceed $100,000.

(2)

Notice of Disposal. A Participant who disposes of Stock acquired upon the exercise of an Incentive Stock Option either (i) within two (2) years after the date of grant of such Incentive Stock Option or (ii) within one (1) year after the transfer of such shares to the Participant upon exercise, shall notify the Company of such disposition and of the amount realized upon such disposition.

6.	Stock Appreciation Rights

The Committee, in its discretion, may grant a Stock Appreciation Right evidenced by an Award Agreement and shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

A.

Strike Price. The strike price per share of Stock underlying a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the grant date of the Stock Appreciation Right.

B.

Settlement of Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant upon settlement to a payment from the Company in an amount equal to the excess of: (i) the Fair Market Value on the settlement date of a share of Stock, over (ii) the strike price (i.e., the Fair Market Value of a share of Stock on the grant date), multiplied by the number of Stock Appreciation Rights settled. Payment may be made, in the discretion of the Committee and as provided in the Award Agreement, in (i) Stock; (ii) cash; or (iii) any combination of Stock and cash. Cash shall be paid for fractional shares of Stock upon the exercise of a Stock Appreciation Right.

C.

Term of Stock Appreciation Rights. The term of each Stock Appreciation Right shall not be more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in the Award Agreement.

D.

Stockholder Rights. The holder of a Stock Appreciation Right shall have none of the rights of a stockholder with respect to the shares subject to the Stock Appreciation Right until such shares shall be issued to him or her upon the exercise of his or her Stock Appreciation Right.

E.

Limitations. The Committee may impose such conditions upon the Stock Appreciation Rights as it determines in its sole discretion. To the extent Stock Appreciation Rights are subject to restrictions, Stock Appreciation Rights shall vest in whole shares only, and the holder of a Stock Appreciation Right shall not be deemed vested in any fractional share regardless of anything to the contrary in any Award Agreement.

7.	Other Stock-Based Awards and Cash-Based Awards.

The Committee may, in its sole discretion, grant Awards of Stock, Restricted Stock, Restricted Stock Units and other Awards that are valued in whole or in part by reference to the Fair Market Value of Stock. These Awards shall collectively be referred to herein as Other Stock-Based Awards. The Committee may also, in its sole discretion, grant Cash-Based Awards, which shall have a value as may be determined by the Committee.

A.

General. Other Stock-Based Awards and Cash-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, but not limited to, the completion of a specified period of service, the occurrence of an event, or the attainment of performance objectives. Other Stock-Based Awards and Cash-Based Awards may be granted with or in addition to other Awards. Subject to the other terms of the Plan, Other Stock-Based Awards and Cash-Based Awards may be granted to such Participants in such amounts and upon such terms, restrictions and conditions, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement. If an Other Stock-Based Award or Cash-Based Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Award Agreement shall contain terms and conditions necessary to avoid adverse tax consequences specified in Code Section 409A.

B.

Fractional Shares. To the extent Other Stock-Based Awards are subject to restrictions, Other Stock-Based Awards shall vest in whole shares only, and the holder of an Other Stock-Based Award shall not be deemed vested in any fractional share regardless of anything to the contrary in any Award Agreement.

C.

Stockholder Rights. The holder of Other Stock-Based Awards, except for an Other Stock-Based Award that is in the form of Restricted Stock, shall have none of the rights of a stockholder with respect to the Stock subject to such Other Stock-Based Award until such Stock shall be issued to the holder upon the settlement of the Other Stock-Based Award. Except as otherwise provided by the Committee, the holder of Other Stock-Based Awards that is in the form of a Restricted Stock shall have same rights of a stockholder with respect to the Stock subject to such Restricted Stock Award, including voting rights and dividend rights, provided that such dividend rights shall be subject to the requirements of Section 15.A.

8.	Performance Awards.

A.

General. A Performance Award shall be subject to performance-based vesting conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee shall determine, in its sole discretion and as provided in the Award Agreement, the type of underlying Award or Awards subject to the Performance Award, including an Option, Stock Appreciation Right, Cash-Based Award, or Other Stock-Based Award. The Committee may provide whether any consideration other than Services must be received by the Company or any Subsidiary as a condition precedent to the settlement of a Performance Award.

B.

Settlement of Performance Award. Following the vesting of a Performance Award, settlement of the Award and payment to the Participant shall be made in accordance with the terms of the type of underlying Award subject to the Performance Award, and may include issuance of Restricted Stock or Restricted Stock Units under the Plan. If the Performance Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Award Agreement shall contain terms and conditions necessary to avoid adverse tax consequences specified in Code Section 409A.

9.	Recoupment of Award.

Any Award granted under the Plan shall be subject to any provisions of: (A) applicable laws providing for the recoupment or clawback of incentive compensation; (B) the terms of any Company recoupment, clawback or similar policy in effect at the time of grant of the Award; and (C) any recoupment, clawback or similar provisions that may be included in the applicable Award Agreement.

10.	Nontransferability of Awards.

Unless otherwise determined by the Committee and expressly set forth in an Award Agreement, an Award granted under the Plan and all rights thereunder shall, by its terms, be non-transferable, nonassignable and not subject to encumbrance in any manner otherwise than by will or the laws of descent and distribution and an Award may be exercised, if applicable, during the lifetime of the Participant thereof, only by the Participant or his or her guardian or legal representative. Notwithstanding the above, the Committee may not provide in an Award Agreement that an Incentive Stock Option is transferable. Any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect.

11.	Tax Withholding.

The Committee shall have the right to condition the delivery, vesting and retention of Stock, cash or other property under an Award upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Committee will prescribe such rules for the withholding of federal, state and local taxes, including social security and Medicare withholding tax, as it deems necessary. In satisfaction of tax withholding requirements, the Committee may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock (but not in excess of the maximum withholding required by law) or sell any shares of Stock contingently issued or credited by the Company for the purpose of paying such Award or any other Award under the Plan to raise the amount necessary to satisfy applicable withholding requirements.

12.	Adjustments Upon Changes in Capitalization or Corporation Acquisitions.

A.

Adjustment Upon Changes in Capitalization. Notwithstanding any other provisions of the Plan, unless otherwise provided in the Award Agreement, the number and class of shares subject to each outstanding Award and the exercise prices, if applicable, shall be adjusted, to the same pro rata number of shares and price as in the original Award Agreement, in the event of changes in the outstanding Stock by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, statutory share exchange, sale of all or substantially all assets, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which Awards may be granted to an individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event the Company, a Parent or a Subsidiary enters into a transaction described in Code Section 424(a) with any other corporation, the Committee shall, unless otherwise provided in the Award Agreement, grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Code Section 424(a).

B.

Effect of a Change in Control. Upon a Change in Control, all then-outstanding Awards shall be immediately vested and payable in accordance with paragraphs (1) and (2) below, except as may otherwise be provided in a then-effective written agreement (including an Award Agreement) between a Participant and the Company. The immediately preceding sentence shall not apply the extent that a Replacement Award meeting the requirements of paragraph (3) below is provided to the Participant to replace an Award subject to Section 12.B(3).

(1)

Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested shall become fully vested and any applicable performance conditions shall be deemed satisfied as if target performance was achieved, and shall be settled in cash, Stock or a combination thereof, as determined by the Committee, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A).

(2)

Upon a Change in Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested shall immediately become fully vested and any applicable performance conditions shall be deemed satisfied as if target performance was achieved, and otherwise treated in accordance with the applicable Award Agreement. Notwithstanding the immediately preceding the sentence, the Committee may elect to cancel such outstanding Options or Stock Appreciation Rights and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holders of Stock for a share of Stock as a result of the Change in Control (or, if the Company or Stockholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of the Stock on the day immediately prior to the Change in Control) over (ii) the exercise price of such Options or the strike price of such Stock Appreciation Rights, multiplied by the number of shares of Stock subject to each such Award, in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Option or Stock Appreciation Right if the exercise price or strike price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by a holder of a share of Stock upon the Change in Control.

(3)	Upon a Change in Control, a Replacement Award granted to replace the unvested portion of a then-outstanding Award (the “Replaced Award”) shall meet the conditions of this Section 12.B(3) if:

(A)

it is of the same type as the Replaced Award (or, if it is of a different type as the Replaced Award (such as a deferred cash equivalent award), the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable);

(B)	it has a value at least equal to the Fair Market Value of the Replaced Award;

(C)

it relates to publicly traded equity securities listed on a U.S. national securities exchange of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award;

(D)

its other terms and conditions are not less favorable to the recipient of the Replacement Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control); and

(E)

if a Participant incurs an involuntary termination of employment at any time following the Change in Control, it shall become fully vested and, in the case of Replacement Awards in the form of (i) an Option or Stock Appreciation Right, shall be fully exercisable, (ii) a Performance Award, shall be deemed to be satisfied at target performance and payable upon or within 60 days of such termination of employment, or (iii) any other Award, shall be payable upon or within 60 days of such termination of employment. Notwithstanding the foregoing, with respect to any Replacement Award that is considered nonqualified deferred compensation subject to Code Section 409A, settlement of such Replacement Award shall be made pursuant to its original schedule if necessary to comply with Code Section 409A.

The determination of whether the conditions of Section 12.B(3) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

13.	Amendment and Termination.

A.

Amendment and Termination of the Plan and Awards. Subject to this Section 13 and Section 14 of the Plan, the Board may at any time amend, suspend or terminate the Plan, and the Board or Committee may at any time amend, suspend or terminate any outstanding Award Agreement. Notwithstanding the foregoing, no amendment of the Plan shall be made without stockholder approval if stockholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which the Stock is listed or quoted or by applicable U.S. state corporate laws or regulations, or applicable U.S. federal laws or regulations.

B.

No Repricing of Options and Stock Appreciation Rights. Without the prior approval of the Company’s stockholders and except as provided for in Section 12, no Option or Stock Appreciation Right may be (i) amended to reduce the exercise price; (ii) cancelled in exchange for the grant of any new Option or Stock Appreciation Right with a lower exercise price; or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the exercise price of the Option or Stock Appreciation Right is greater than the current Fair Market Value of a share of Stock.

C.	Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.

(1)

The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 12) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(2)

The Committee or its authorized delegate shall retain the discretion to decrease the amount payable pursuant to a Cash-Based Award below the amount that would otherwise be payable upon attainment of the applicable performance goal(s) over a performance period that does not exceed a term of one (1) year, either on a formula or discretionary basis or any combination, as the Committee or its authorized delegate determines is appropriate.

(3)

Any sub-plan may provide that the Committee or its authorized delegate shall retain the discretion to decrease the amount payable pursuant to a Cash-Based Award granted under such sub-plan below the amount that would otherwise be payable upon attainment of the applicable performance goal(s) over a performance period that does not exceed a term of one (1) year, either on a formula or discretionary basis or any combination, as the Committee or its authorized delegate determines is appropriate.

(4)

The determination of the Committee (or its authorized delegate, if applicable) as to any adjustments made pursuant to subparagraphs (1), (2) and (3) above shall be conclusive and binding on Participants under the Plan. By accepting an Award under the Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 13 without further consideration or action.

D.

Amendment to Conform to Law. Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and the Board or the Committee may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder; (ii) any applicable exchange requirements; and (iii) any compensation recoupment policy adopted by the Company. By accepting an Award under the Plan, a Participant agrees to any amendment made pursuant to this Section 13.D to the Plan and any Award without further consideration or action.

E.

Amendment to Avoid Imposition of Tax under Code Section 409A. Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, the Plan and Awards issued hereunder shall be interpreted in accordance with Code Section 409A and Department of Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Code Section 409A and related Department of Treasury guidance, prior to payment to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of and additional tax under Code Section 409A. By accepting an Award under the Plan, a Participant agrees to any amendment made pursuant to this Section 13.E to the Plan and any Award without further consideration or action.

14.	Awards Previously Granted.

Notwithstanding any other provision of the Plan to the contrary, other than Sections 12 and 13, no termination or amendment of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

15.	Dividends and Dividend Equivalents.

A.

Payment of Dividends on Restricted Stock. With respect to an Award of Restricted Stock, the Committee may grant or limit the right of a Participant to receive dividends declared on shares of Stock that are subject to such Award to the extent the Award is not yet vested. If the Committee grants the right of a Participant to receive dividends declared on shares subject to an unvested Award of Restricted Stock, then such dividends shall be subject to the same performance conditions and service conditions, as applicable, as the underlying Award. Dividends shall be paid in cash or reinvested in additional shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.

B.

Payment of Dividend Equivalents on Awards Other than Options, Stock Appreciation Rights and Restricted Stock. Except for Options, Stock Appreciation Rights and Restricted Stock, the Committee may grant Dividend Equivalents on Restricted Stock Units or other share equivalents subject to an Award based on the dividends actually declared and paid on outstanding shares of Stock. The terms of any Dividend Equivalents will be as set forth in a separate Award Agreement, including the time and form of payment and whether such Dividend Equivalents will be credited with interest or deemed to be reinvested in additional Restricted Stock Units or share equivalents. If the Committee grants the right of a Participant to receive Dividend Equivalents declared on shares subject to an unvested Award subject to this Section 15.B, then such Dividend Equivalents shall be subject to the same performance conditions and service conditions, as applicable, as the underlying Award.

16.	Effect of Termination of Service on Awards.

The Committee shall provide in any Award Agreement, or may determine in any individual case, the circumstances pursuant to which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to provide service to the Company or any Subsidiary prior to the end of a performance period or exercise or settlement of such Award. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards, and may reflect distinctions based on the reasons for termination.

17.	Term of Plan.

This amendment and restatement of the Plan shall terminate ten (10) years after the Effective Date and no Award shall be granted hereunder after the expiration of such ten-year period. Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

18.	Severability.

Any word, phrase, clause, sentence or other provision herein which violates or is prohibited by any applicable law, court decree or public policy shall be modified as necessary to avoid the violation or prohibition and so as to make the Plan and any Award Agreement enforceable as fully as possible under applicable law, and if such cannot be so modified, the same shall be ineffective to the extent of such violation or prohibition without invalidating or affecting the remaining provisions herein.

19.	Non-Waiver of Rights.

The Company’s failure to enforce at any time any of the provisions of the Plan or any Award Agreement or to require at any time performance by the Participant of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of the Plan, any Award Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of the Plan and any Award Agreement.

20.	Assignment.

Any Award Agreement shall be freely assignable by the Company and shall inure to the benefit of, and be binding upon, the Company, its successors and assigns and/or any other entity which shall succeed to the business presently being conducted by the Company.

21.	No Right To Continued Employment or Other Status.

Nothing in the Plan or in any Award granted pursuant to the Plan shall be considered or construed as creating a contract of employment or any other relationship for any specified period of time or shall confer on any individual any right to continue in the employ of the Employer or continue any other relationship with the Company. The Employer and the Company expressly reserve the right at any time to dismiss or otherwise terminate its relationship, whether employment or otherwise, with any Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award Agreement.

22.	Choice of Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law.

23.	Awards to Employees of Non-United States Subsidiaries.

The terms of an Award granted to an employee of a non-United States Subsidiary of the Company shall be governed by the otherwise applicable provisions of the Plan, unless such provisions are modified by sub-plans or special rules adopted by the Committee to modify the terms of the Plan as applied to employees of such non-United States Subsidiary who are residents outside the United States. Such sub-plans or special rules shall be designed to achieve desired tax or other objectives in particular jurisdictions outside the United States or achieve other business objectives in the determination of the Committee. The Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or a Subsidiary.

24.	Section 409A.

Notwithstanding other provisions of the Plan or any Award Agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under the Plan in a manner that would result in the imposition of an additional tax under Code Section 409A. In the event that it is reasonably determined by the Committee that, as a result of Code Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Code Section 409A, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Code Section 409A; which, if the Participant is a “specified employee” within the meaning of the Code Section 409A, shall be the first day following the Six Month Delay beginning on the date of Participant’s termination of employment. The Company shall use commercially reasonable efforts to implement the provisions of this Section 24 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, Directors or representatives shall have any liability to any Participant with respect to this Section 24.

APPENDIX B

DIRECTIONS TO THE COMPANY’S WORLD BEARQUARTERS

1954 INNERBELT BUSINESS CENTER DRIVE

ST. LOUIS, MISSOURI 63114

Build-A-Bear Workshop’s World Bearquarters is located at 1954 Innerbelt Business Center Drive. Signs will be posted in the parking lot to direct you to the appropriate entrance.

FROM LAMBERT INTERNATIONAL AIRPORT

Take I-70 east and merge onto I-170 south via Exit 238B. Take the Page Avenue exit, Exit 4. Turn right onto Page Avenue and right onto Innerbelt Business Center Drive.

FROM DOWNTOWN ST. LOUIS OR ILLINOIS

Take I-70 west and merge onto I-170 south via Exit 238B. Take the Page Avenue exit, Exit 4. Turn right onto Page Avenue and right onto Innerbelt Business Center Drive.

FROM NORTH COUNTY LOCATIONS

Take I-170 south to the Page Avenue exit, Exit 4. Turn right onto Page Avenue and right onto Innerbelt Business Center Drive.

FROM SOUTH COUNTY LOCATIONS

Take I-270 north to I-64/US-40 east via Exit 12. Merge onto I-170 north. Take the Page Avenue exit, Exit 4. Turn left onto Page Avenue and turn right onto Innerbelt Business Center Drive.

FROM WEST COUNTY LOCATIONS

Take I-64/US-40 east and merge onto I-170 north. Take the Page Avenue exit, Exit 4. Turn left onto Page Avenue and turn right onto Innerbelt Business Center Drive.

B-1

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on June 10, 2020.

Online
Go to **www.envisionreports.com/BBW** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Maxine Clark	☐	☐	☐	02 - Sharon Price John	☐	☐	☐	03 - Sarah Personette	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL OF THE NOMINEES FOR DIRECTOR, AND "FOR" PROPOSALS 2, 3, 4 and 5.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

3 4 D M

03903C

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The 2020 Proxy Statement and the 2019 Form 10-K are available at:
www.envisionreports.com/BBW

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Build-A-Bear Workshop, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BUILD-A-BEAR WORKSHOP, INC.

The undersigned hereby appoints President and Chief Executive Officer Sharon John, Chief Financial Officer Voin Todorovic, and Chief Administrative Officer, General Counsel and Secretary Eric Fencl, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Build-A-Bear Workshop, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held on June 11, 2020 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐